EXHIBIT 10.1

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

Blue Hills Seawater Reverse

Osmosis Plant

FORM OF AGREEMENT
FOR
DESALINATED WATER SUPPLY

Between:

Water and Sewerage
Corporation

And:

CONSOLIDATED WATER
Waterfields Company Limited

MAY 2005

CONFIDENTIAL

BLUE HILLS SEAWATER REVERSE OSMOSIS PLANT
PART 2 - BIDDING AND CONTRACT DOCUMENTS

FORM OF AGREEMENT FOR DESALINATED WATER SUPPLY

TABLE OF CONTENTS

23.	THE CONTRACTOR'S REGULAR REPORTS TO THE CORPORATION	28

24.	APPROVAL OF THE CONTRACTOR'S OPERATING AND MAINTENANCE PERSONNEL	28

25.	PERSONNEL ENGAGED BY THE CONTRACTOR	29

26.	WORK PERMITS	29

27.	CORPORATION'S RIGHTS TO VISIT AND INSPECT THE PLANT	29

28.	RECTIFICATION OF DEFECTS AND DEFICIENCIES	29

29.	NOTICE OF CESSATION OF PRODUCTION	30

30.	REPLACEMENT OF DEFECTIVE MEMBRANES, MICRON SIZE CARTRIDGE FILTER ELEMENTS AND MULTIMEDIA FILTRATION MATERIALS	30

31.	CORPORATION'S INSPECTION OF THE PLANT DURING THE CONSTRUCTION PERIOD	30

32.	VERIFICATION OF DESALINATED WATER QUANTITY, QUALITY AND PLANT PERFORMANCE GUARANTEES	31

33.	THE CONTRACTOR'S OBLIGATIONS AT THE COMPLETION OF THE DESALINATED WATER DELIVERY PERIOD	33

34.	PLANT DESIGN FOR MINIMUM WATER TREATMENT CHEMICALS, FUEL OIL AND ELECTRIC POWER CONSUMPTIONS	33

35.	CONSTRUCTION PROGRESS REPORTS	33

36.	CAPITAL COST (VALUE) OF THE PLANT	33

37.	CHANGE ORDERS	34

38.	LIQUIDATED DAMAGES	34

39.	UPKEEP, LOSS AND DAMAGE	34

40.	CONTRACTOR'S RESPONSIBILITY TO ITS SUPPLIERS AND SUBCONTRACTORS	34

41.	STANDBY FEE	35

42.	DEFAULT AND TERMINATION	35

43.	CONTRACTOR'S REPRESENTATIONS	37

44.	CONTRACT DOCUMENTS	38

45.	ENTIRE AGREEMENT, BINDING EFFECT AND MODIFICATION	39

46.	GOVERNING LAWS AND ARBITRATION	39

47.	TRANSFER AND ASSIGNMENT	39

48.	NOTICE	39

49.	SIGNATURES AND SEALS	40

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BLUE HILLS SEAWATER REVERSE OSMOSIS PLANT
TENDER DOCUMENTS
PART 2 — BIDDING AND CONTRACT DOCUMENTS

FORM OF AGREEMENT FOR DESALINATED WATER SUPPLY

1.	GENERAL

This Agreement is made this 20th day of May, 2005 by and between the Water and Sewerage Corporation, a statutory corporation established and doing business pursuant to the Water and Sewerage Corporation Act, Chapter 196 Statute Laws of The Bahamas 2000 edition, with its principal office of business at 87 Thompson Blvd., Nassau, New Providence, The Bahamas (hereinafter called "the Corporation" which term shall include the Corporation's representatives, agents, duly authorized and accredited by the Corporation, in writing to act on behalf of the Corporation) the party of the one part and WATERFIELDS COMPANY LIMITED a company incorporated and existing under the laws of Commonwealth of The Bahamas and having its registered office in the City of Nassau on the Island of New Providence, one of the Islands of the Commonwealth of The Bahamas and CONSOLIDATED WATER CO. LTD. a company incorporated and existing under the laws of the Cayman Islands and having its registered office on the island of Grand Cayman (hereinafter together called "the Contractor") of the other part.

WHEREAS, the Corporation is desirous to obtain on the said Island of New Providence a new reliable supply of desalinated water for public consumption, with the desalinated water produced by means of a reverse osmosis desalination plant, with no capital investment by the Corporation other than that of land on which the plant shall be sited.

WHEREAS, the Contractor desires to supply desalinated water to the Corporation from a reverse osmosis desalination plant on a build, own, and operate ("BOO") basis, with the Contractor agreeing to detail design, engineer (corresponding to the Corporation's Specifications), fabricate, supply, deliver to site, install, erect, construct, equip, outfit, commission, bond, insure, guarantee performance and test, all at its own expense, and thereafter, for a continuous period, of duration as defined herein, to properly operate, service, replenish, maintain, bond, insure and renovate, all at its own expense, a seawater reverse osmosis desalination plant to meet the requirement stated above, and to sell the desalinated water thus produced to the Corporation, exclusively, on terms and prices and conditions as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants, terms and conditions set forth herein and the monies to be paid hereunder the above mentioned two (2) parties (i.e. the Corporation and the Contractor) agree and declare as follows:

2.	DEFINITIONS

In this Agreement, unless the context otherwise requires the following terms shall have the following meanings:

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a.	"B$" or "Bahamian Dollars" means the lawful currency of the Commonwealth of The Bahamas.

b.	"Bahamas Electricity Corporation" or "BEC" means the Bahamas Electricity Corporation.

c.
"Bid" means the bid submitted by the Contractor to the Corporation for the construction, ownership and operation of the Plant dated the 31st day of March, 2004 as amended on the 6th day of July, 2004, the 7th day of July, 2004, the 1st day of October, 2004, and the 21st day of April, 2005.

d.	"Bidding and Contract Documents" means the bidding and contract documents contained in Part 2 of the Tender Documents.

e.	"Catastrophic Damage" means widespread and severe damage to the Plant caused by Force Majeure which renders it inoperable.

f.	"Construction Period" means the period described in Clause 5.1(i) hereof.

g.
The "Delivery Points", of the Desalinated Water shall be at the Corporation's existing storage tanks, adjacent to the Plant Site.  The "Terminal Point" for the supply of Desalinated Water by the Contractor shall be the Water Tariff Meter.

h.	"Demobilization Period" means the period described in clause 5.1(iii) hereof.

i.
"Desalinated Water" or "Satisfactory Desalinated Water" shall be the desalinated water, as produced by the Plant, and delivered to the Corporation having a chloride concentration not exceeding 250 mg/L and meeting all quality requirements as stated on the Plant Performance Guarantees, and meeting World Health Organization (WHO) guidelines, latest issue as of December 1, 2003, for potable water, with the exception of boron.  The standard for boron shall be less than 1.5 mg/1 for the purposes of this Agreement.  The Desalinated Water shall be free of any contaminants, in quantities, which may be injurious to the public health, shall be odorless and colorless and have a pleasant taste to the average person, and shall be fully safe and suitable for ingestion by human beings, long term, all as set forth in the said guidelines.

j.
The "Desalinated Water Delivered per week" shall be the total amount of Satisfactory Desalinated Water delivered per week, as measured by the Water Tariff Meter reading, at 12:00 noon on Monday of each week.  (Daily readings of Desalinated Water delivered shall also be taken at 12:00 noon each day.)

k.	"Desalinated Water Delivery Period" means the period described in Clause 5.1(ii) and which may be extended in accordance with the provisions of Clause 15.2 hereof.

l.
"Desalinated Water Sale Price per MG" means the price at which the Contractor has agreed to supply and which the Corporation has agreed to pay for each KIG of Desalinated Water supplied pursuant to the terms hereof and more particularly described in Clauses 7 and 8 hereof and Appendix A hereto.

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m.
"Force Majeure" in so far as it affects the Contractor's supply and construction of the Plant and the Contractor's operation of the Plant and production of Desalinated Water, and the ability of the Corporation to take delivery of Desalinated Water, is:

i.	war, hostilities (whether war be declared or not), invasion, act of foreign enemies;

ii.	rebellion, revolution, insurrection, or military or usurped power, or civil war;

iii.
ionizing radiations, or contamination by radio-activity from any nuclear fuel, or from any nuclear waste from the combustion of nuclear fuel, radio-active toxic explosive, or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;

iv.	pressure waves caused by aircraft or other aerial devices traveling at sonic or supersonic speeds;

v.	riot, serious commotion or serious disorder;

vi.	any operation of the forces of nature or other catastrophe or act of God against which an experienced contractor could not reasonably have been expected to take precautions;

vii.	pre-existing man-made environmental site contamination or impacts; or

n.
"Guaranteed Interim Production Quantity" is the quantity of Satisfactory Desalinated Water that the Contractor guarantees to deliver and the Corporation guarantees to accept over a period of 24 consecutive hours during the Construction Period as specified in Clause 5.1(i).

o.
"Guaranteed Water Quantity" is the quantity of Satisfactory Desalinated Water that the Contractor guarantees to deliver and the Corporation guarantees to accept per week of 168 consecutive hours, at any time during the Desalinated Water Delivery Period of this Agreement and more particularly defined in Clause 9.3 hereof.

p.
"Guarantees of Performance" or "Performance Guarantees," are guarantees given by the Contractor to the Corporation in the form set out in section 8 of Part 2 of the Bidding and Contract Documents and dated 31st day of March, 2004 as amended on the 6th day of July, 2004, the 7th day of July, 2004, the 1st day of October, 2004, and the 21st day of April, 2005, of Satisfactory Desalinated Water delivery per 168 hours, Desalinated Water salinity, electricity kwh consumption per 1000 Imperial Gallons of Satisfactory Desalinated Water delivered, electricity KVA Maximum Demand, fuel oil consumption per 1000 Imperial Gallons of Satisfactory Desalinated Water delivered, maximum diesel engine noise and air emissions, and chemical consumption in pounds of chemical per 1000 Imperial Gallons of Desalinated Water delivered.

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q.
"IGPD" is Imperial Gallons per day, "IGPH" is Imperial Gallons per hour, "IGPW" is Imperial Gallons per week, "IGPM" is Imperial Gallons per minute, "KIG" is one thousand Imperial Gallons, "MIG" is one million Imperial Gallons.  "MIGD" is millions of Imperial Gallons per day, "IG" is Imperial Gallons.  One Imperial Gallon equals 1.201 U.S. gallons.

r.	"KVA Maximum Demand" means the overall Plant maximum electrical demand in kilovolt amperes when the Plant is producing the Rated Capacity.

s.
"Letter of Acceptance" means the letter of acceptance dated the 11th day of March, 2005 issued by the Corporation to the Contractor and delivered by the Contractor to the Corporation on the 11th day of April, 2005.

t.
The "Plant" shall include the seawater reverse osmosis plant to be constructed and operated on the Site pursuant to the terms hereof together with all equipment, buildings, infrastructure, fixtures, appurtenances, auxiliaries, ancillaries, supplies inventories and materials of the complete reverse osmosis desalination plant, all within and including the plant enclosing boundary fence, and otherwise, and including all pipework and equipment and works necessary for supply of feedwater to the plant and disposal of effluents (including desalinated water), from the plant, and an electrical power supply system.

u.
The "Rated Capacity" of the Plant is the volume of Satisfactory Desalinated Water which the Plant can produce in one week (168 consecutive hours) as stated in the Performance Guarantees at any time, during the Desalinated Water Delivery Period of this Agreement.

v.
The "Site" shall be the real property on which the Plant is constructed, operated and maintained as shown in the Specifications, hereto, and including land occupied by pipework and equipment necessary for feedwater supply to the plant and effluents (including Desalinated Water) disposal from the Plant.

w.
The "Specifications" shall be specifications of the Plant contained in the Bidding and Contract Documents, the Bid and more particularly described in Appendix F hereto.  The Plant shall be designed and equipped in accordance with the Specifications, except only that where the Contractor wishes to deviate from the Specifications, the Contractor shall obtain the written consent of the Corporation.

x.
"Substantial Completion" means the completion of construction and performance testing of the Plant at the Rated Capacity sufficient for the concomitant delivery of the Guaranteed Water Quantity to the Corporation.

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y.
"Tender Documents" means the tender documents prepared by the WSC inviting the submission of bids for the supply of water from a seawater reverse osmosis plant dated December, 2003, as amended from time to time.

z.
"Total Desalinated Water Delivery Amount" means the total amount of Desalinated Water that the Contractor agrees to deliver to the Corporation over the entire length of the Desalinated Water Delivery Period as defined in Clause 3.

aa.
The "Water Tariff Meter" or "Revenue Meter") shall be a device, registering in Imperial Gallons, which measures (totalizes) the total quantity of Desalinated Water delivered by the Plant.  The Water Tariff Meter shall be calibrated no less often than once every six (6) months, or more often as reasonably required by the Corporation, with such calibration to the satisfaction of the Corporation, to maintain an accuracy not less than plus or minus one percent when water flows through it at the obligated water rated divided by 7, Imperial Gallons per day.

bb.
"Work" means the work to be carried out by the Contractor, inter alia, in constructing and operating the Plant as more particularly described in Part 5 of Section 2 of the Bidding and Contract Documents.

cc.	"US$" is United States Dollars.

dd.	"US" means the United States of America.

ee.
"Unsatisfactory Desalinated Water" means desalinated water produced by the Plant (i) having a chloride concentration exceeding 250 mg/L or (ii) failing to meet the definition of Satisfactory Desalinated Water herein.

ff.	"Windsor Plant" means the seawater desalination plant owned and operated by the Contractor and located adjacent to the Nassau International Airport, New Providence.

3.           CONTRACTOR'S CONSTRUCTION OBLIGATIONS

3.1	The Contractor shall, entirely at its own expense, design, engineer, manufacture, fabricate, supply, deliver to Site, install, construct, insure, bond, equip and outfit, commission and test the Plant.

3.2	As a minimum, the Contractor shall submit to the Corporation, for approval, which approval shall not be unreasonably withheld, the following:

a.	the following drawings:

1.	Site plan
2.	process flow
3.	general equipment arrangement
4.	one-line electrical
5.	process and instrumentation (P&I)

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6.	instrumentation and loop sheets
7.	structural drawings for the Plant reverse osmosis building
8.	control system block diagram
9.	conduit and cable schedules

b.	Drawings, catalog cuts, pumps curves, calculations, etc. for the major equipment submittals listed in Appendix E.

c.	Other information as shall be reasonably required to satisfy the Corporation as to the suitability and adequacy of the design and the Plant as a whole.

d.
Operation and maintenance manuals together with drawings of the Plant as-built, in sufficient detail to enable the proper and efficient operation, maintenance, dismantling, re-assembly and adjustment of the Plant.  The Plant shall not be considered completed until such operation and maintenance manuals, together with as-built drawings, have been submitted and approved by the Corporation.  The Contractor shall be responsible for the periodic updating of the Corporation's sets of operations and maintenance manuals for the Plant to reflect equipment modifications, changes in parts lists, changes in operating procedures, discontinued parts, etc. As a minimum, the Contractor shall update the operations and maintenance manuals on an annual basis.

e.	Sample forms for invoices and weekly and monthly reports.

3.3	Approval by the Corporation, as per (a) through (e) of Clause 3.2 above, shall not relieve the Contractor of any of his responsibilities under this Agreement.

The Corporation shall not unreasonably delay approval of the documentation in (a) through (e) of Clause 3.2 above.  Four (4) copies each of the documents required in (a) through (e) of Clause 3.2 above shall be furnished to the Corporation by the Contractor on completion of construction of the Plant.

3.4	In the event of the Contractor desires to deviate from the Specifications, the Contractor shall first obtain Corporation's written agreement to such deviations.

3.5
The Contractor shall comply in full with all relevant Bahamian labor laws, Bahamian Government Ordinances and the like and with all relevant Bahamian and such other accepted construction codes, regulations and standards as the Corporation may approve provided that all codes, regulations and standards approved by the Corporation are notified to the Contractor in writing.

3.6
On completion of construction of the Plant, the Contractor shall ensure the complete Site is neat and tidy in all respects, with all trash, junk, garbage, surplus spoil, surplus materials and the like properly disposed of and removed to, approved permissible remote locations, all to the satisfaction of the Corporation.

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4.	SITE USAGE

4.1
The Corporation grants the Contractor an irrevocable license to use, occupy and have access to the Plant Site at no cost to the Contractor during the period that this Agreement is in force, for the purposes of performing its obligations and exercising its rights under the Contract Documents.

5.	TERM AND DURATION

5.1	The term of this Agreement shall consist of three periods, viz:

i.	The Construction Period

The Construction Period shall commence on the date of issue to the Contractor of the Corporation's Authorization to Proceed with construction (to be issued pursuant to paragraph 33 of Section 3, Part 2 of the Bidding and Contract Documents) and shall continue thereafter for a maximum period of sixty five (65) consecutive weeks.  The Contractor shall within the Construction Period commence to deliver to the Corporation Satisfactory Desalinated Water in accordance with the following schedule:

a.
Interim Delivery Period 1 shall commence at the beginning of week 26 of the Construction Period and expire at the end of Week 52 of the Construction Period during which time the Contractor shall deliver 1.0 MIGD from the Windsor Plant.

b.
Interim Delivery Period 2 shall commence at the beginning of week 53 of the Construction Period and expire upon Substantial Completion during which time the Contractor shall deliver 1.0 MIGD from the Windsor Plant, plus 1.6 MIGD from the Plant.

ii.	Desalinated Water Delivery Period

The Desalinated Water Delivery Period shall commence on the date that the Corporation acknowledges and notifies the Contractor, in writing, that the Plant has achieved Substantial Completion and is producing Satisfactory Desalinated Water.  The Desalinated Water Delivery Period shall continue for such period, unless otherwise adjusted or shortened or lengthened under the provisions of this Agreement, which is the longer of the following: (a) such period as is necessary for the Contractor to deliver to the Corporation a total of 29,200 million Imperial Gallons of Satisfactory Desalinated Water (the "Total Desalinated Water Delivery Amount"); or (b) 20 (twenty) consecutive years from the date of Substantial Completion.  For the avoidance of doubt the Desalinated Water Delivery Period shall not include Interim Delivery Period 1 or Interim Delivery Period 2.

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

iii.	The Demobilization Period

The Contractor's Demobilization Period shall begin at the end of the Desalinated Water Delivery Period and shall continue for a period not exceeding six months.

6.	ELECTRICAL POWER SUPPLY AND FUEL OIL SUPPLY

6.1
During the Desalinated Water Delivery Period, the high pressure reverse osmosis pumps will be powered by diesel engines.  Electrical power for the operation of the balance of plant loads, which shall include all other motors, controls, lighting, heating/ventilation/air conditioning ("HVAC"), etc. will normally be purchased from the Bahamas Electricity Corporation.  In the event of a BEC power supply failure, operation of the standby diesel generator will be permitted for the duration of such power failure.  The electricity generated by the standby diesel generator will be metered and billed to the Corporation in accordance with the provisions of Clauses 6.8 and 9.5 of this Agreement.

6.2	Electrical power costs, installation, supply and usage, during the Construction Period shall be to the account of the Contractor.

6.3
The Contractor shall, at its own expense, representing part of the capital cost of the Plant, pay BEC for the installation and connection charges for the complete electrical power supply to the Plant, needed during the Desalinated Water Delivery Period.  Payment for this capital cost shall be made in accordance with Clause 12.1.

6.4
Subject to certain provisos in this Agreement relating to electrical power consumption per 1000 Imperial Gallons of Satisfactory Desalinated Water delivered to the Corporation and KVA Maximum Demand per annum not exceeding the Performance Guarantees made by the Contractor at the time of its Bid, the Corporation shall incur the actual net billed costs of electrical power (Kilowatt Hours and KVA Maximum Demand per annum) consumed during the Desalinated Water Delivery Period.

Notwithstanding any provisions to the contrary contained herein, the Contractor shall pay all invoices presented by BEC for the electricity and maximum demand required to operate the Plant during the Desalinated Water Delivery Period.  The Contractor shall charge back to the Corporation the full amount of the BEC invoices * * * * *.  The cost associated with electricity consumption and/or KVA Maximum Demand charge per annum in excess of the amounts set out in the Performance Guarantees will be deducted from the Corporation's monthly payment to the Contractor at BEC's published rate as of the date the Contractor's invoice is submitted.
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6.5	All electrical power (kilowatt hours and KVA Maximum Demand) supplied to the Plant during the Desalinated Water Delivery Period, by the BEC, shall be metered by the BEC's tariff meter for the Plant.

6.6
With the exception of fuel oil for emergency use for the production of electricity by the standby diesel generator as described in Clauses 6.1 and 6.8 and for the high pressure reverse osmosis pumps as described hereafter and the electricity charges and handling fee described in Clause 6.4 above, the Contractor shall be responsible for payment of all costs associated with the supply, delivery, unloading, storage, and consumption of fuel oil and disposal of fuel oil sludge in an environmentally responsible manner during the Desalinated Water Delivery Period.  The Contractor will purchase fuel oil on a contract basis from a local fuel oil supplier.  The Contractor is required to solicit competitive bids for long term contracts for the supply of fuel oil.  The Contractor will be obligated to select the lowest evaluated bid price for fuel oil.  The Corporation reserves the right to review the bids received by the Contractor and approve the Contractor's selection of a fuel oil supplier prior to the placement of a contract between the Contractor and the fuel oil supplier.  It is anticipated that the long term fuel oil supply contract will have a term of three years.  Since the fuel oil supply contract will be competitively bid at regular intervals, price variations due to escalation will be reflected in these fuel bid prices and the terms of the fuel oil supply contract and no further adjustments for escalation will be required.  Fuel oil price adjustments will be required periodically in accordance with the terms of the approved fuel oil supply contract as outlined in the calculation procedure for annual price escalation set out in Appendix B.

The Corporation shall each month during the Desalinated Water Delivery Period or any extension thereof pay the Contractor a monthly fee for fuel oil used by the high pressure reverse osmosis pumps during the invoice period which is equal to the average cost of fuel oil per US gallon paid by the Contractor during the invoice period, multiplied by the Performance Guarantee of fuel oil consumption, multiplied by the quantity of Satisfactory Desalinated Water delivered to the Corporation during that invoice period.

6.7
In respect to the foregoing, the Contractor shall provide and install as part of the Plant an accurate and certified fuel oil metering system (U.S. Gallons) to check all fuel oil deliveries and all quantities of fuel oil used.

6.8
In the event of BEC power supply failure or excursion, fuel oil used by the standby diesel generator for the production of electricity for Desalinated Water production shall be paid by the Contractor to the fuel oil supplier and the Corporation will reimburse the Contractor in accordance with Clause 9.5 of the Agreement.

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7.	PURCHASE BY THE CORPORATION OF SATISFACTORY DESALINATED WATER

7.1	The unit amount of Satisfactory Desalinated Water for billing and other purposes shall be 1000 Imperial Gallons (1000 I.G.), expressed also as KIG.

7.2
During the Desalinated Water Delivery Period, the Contractor shall submit to the Corporation a weekly report which summarizes the amount of Desalinated Water (in KIG) delivered by the Contractor to the Corporation in that week.  The report shall also summarize all cost elements associated with the supply of Desalinated Water by the Contractor during the week which will be billed to the Corporation as part of the monthly invoice.  These cost elements shall be in accordance with the current Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water delivered and shall include all costs listed in the Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water including fixed charges - capital repayment (capital repayment and interest thereto), general & administration (including administration, insurance, bonding securities), operation & maintenance labor, overhead and profit on labor, spare parts, replacement membranes, cartridge filters & miscellaneous consumables, consumption of fuel oil, feedwater and product water treatment chemicals, and cleaning chemicals.

The weekly report shall also include calculations for costs which the Corporation will incur in association with the Desalinated Water delivered in the week including the cost of fuel oil, electrical power consumption, maximum KVA demand, and emergency fuel oil consumption for the standby diesel generator.  The report shall document BEC outage time, if any.  The report shall also summarize outstanding sums which are chargeable to the Corporation by the Contractor and vice versa.

7.3	Invoices shall be presented by the Contractor at the end of each month of the Desalinated Water Delivery Period.

7.4
At the commencement of the Construction Period and for the first three years of the Desalinated Water Delivery Period, the Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water delivered by the Contractor to the Corporation, shall be as stated in Appendix A, subject only to adjustments in the price of fuel oil as stipulated in the terms of the approved fuel oil supply contract.

In the event that in any week the Corporation at its sole discretion elects to take, and the Contractor is able to supply, Desalinated Water in excess of 28.0 MIG, the price to be paid by the Corporation for water in excess of 28.0 MIG shall be the current Contract Desalinated Water Sale Price per KIG less the following cost components:

■	fixed charges
■	general & administrative charges
■	labor
■	overhead and profit on labor

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

7.5
For each monthly billing period, the Contractor shall submit a report to the Corporation summarizing all costs associated with the production of Desalinated Water which occurred during the billing period.  This report shall contain all consumption figures, cost elements and cost calculations as specified for the weekly reports in Clause 7.2 above.  The report shall include all relevant details for the billing period's electrical power consumption from BEC in kilowatt hours (total amount), KVA Maximum Demand reading, consumption (each) of feedwater and product continuously dosed water treatment chemicals (pounds weight totals) and fuel oil.  These details shall be verified and certified by the Contractor to the satisfaction of the Corporation, when so requested by the Corporation.  The Corporation reserves the right to attend the Plant to witness readings relative to the above, on a daily basis and on the last day of each billing period.

7.6	The Contractor shall at all times procure fully suitable water treatment chemicals at the lowest available competitive commercial prices.

7.7	* * * * * The most current version of the above adjustment and formulae available shall be used to calculate the adjustments.

The cost elements per KIG delivered, of capital recovery and interest thereto, shall remain fixed during the Desalinated Water Delivery Period.  The cost element of fuel oil shall be adjusted in accordance with the terms of the approved fuel oil supply contract.

The cost elements of all other items shall be subject to escalation and shall include for the Contractor's profit * * * * *.

7.8
The Contractor is responsible to include in its price per KIG of Satisfactory Desalinated Water delivered all associated and miscellaneous costs including, but not limited to any income tax, value added tax, duties or taxes which may be imposed by any authority having power in the jurisdiction wherein the Plant Site is located, and/or any other jurisdiction in which the Contractor is doing business.

The Contractor is also responsible to include in its price for its employees supplying the services or performing the work herein in connection with the Contractor's obligations under this Agreement, or any other tax, levy or compulsory payment levied by the Government of The Bahamas, and/or the country of domicile of the Contractor, or to any other lawful authority in connection with the performance of this Agreement.

If during the term of this Agreement any additional tax or taxes not imposed at the time of the signing of this Agreement is imposed by the Government of The Bahamas directly upon the production, sale or supply of Desalinated Water by the Contractor including any sales tax, gross turnover tax, excise or license duty, land tax, or any tax upon the income or net profits of the Contractor, the price payable by the Corporation for each KIG of Satisfactory Desalinated Water shall be increased in accordance with accepted accounting procedures to reflect the cost impact, to the Contractor on the production of Desalinated Water by reason of such tax.

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7.9
The Corporation is permitted to import in The Bahamas certain (but not all) goods, materials, plant and equipment free of customs duty, according to the Water and Sewerage Corporation Act, 1976.  Correspondingly, the Desalinated Water Sale Price per KIG delivered, shall be exclusive of customs duty on materials, plant and equipment incorporated in the Plant which are imported into The Bahamas, and on consumables imported into The Bahamas for the operation of the Plant during the Desalinated Water Delivery Period.

7.10
The Contractor shall acquaint himself with and observe all the regulations pertaining to the importation of materials and constructional plant including Section 36 of the Water and Sewerage Corporation Act, 1976.  The Contractor shall allow in his prices for all freight brokerage and stamp duty on the materials and plant he imports.

7.11
The Contractor shall consign to the Corporation all constructional plant, materials and equipment to be used for the construction of and incorporation into the Plant which the Contractor imports into The Bahamas.  In addition, all consumables to be used in the operation of the Plant during the Desalinated Water Delivery Period that the Contractor imports into The Bahamas are to be consigned to the Corporation.

7.12
The Desalinated Water Sale Price per KIG as billed shall be inclusive of the current Bahamian stamp tax for importation of all imported materials, equipment and consumables, including items that are supplied and installed for the construction and operation of the Plant.  For all and any purposes (as of March 2005) this stamp tax was 7% on the delivered cost, but is subject to any alteration that the Bahamas Government may make.  Should the rate of stamp duty be increased (or decreased), the price payable by the Corporation for each KIG of Satisfactory Desalinated Water shall be increased (or decreased) in accordance with accepted accounting procedures to reflect the cost impact, to the Contractor on the production of Desalinated Water by reason of such stamp tax rate change.

7.13
The Contractor shall be solely responsible for the condition of, and any damage to goods, materials, equipment and plant consigned to the Corporation, as above, through to their delivery at the Plant Site or elsewhere in The Bahamas.

7.14
Any plant or materials imported into The Bahamas under this Agreement and not incorporated in the Plant, or not consumed in the Plant, and not re-exported from The Bahamas, shall be liable to assessment and consequent payment of customs and import duties by the Contractor.

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

7.15
The Contractor shall not claim or be allowed a refund of customs duty and allied charges on any materials, goods, plant or equipment purchases in the Bahamas where customs duty and allied charges have already been paid.

8.	BASIC ELEMENTS OF THE PRICE PER 1000 IMPERIAL GALLONS DELIVERED

The basic elements of the Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water, as delivered by the Contractor to the Corporation, are as set out in Appendix A, and are subject to escalation in accordance with Appendix B.

8.1	The capital cost repayment element shall be fixed during the Desalinated Water Delivery Period and shall not incorporate escalation, handling charges or profit.

8.2	Interest on capital cost shall be fixed during the Desalinated Water Delivery Period and shall not incorporate escalation, handling charges or profit.

8.3	The price of each continuously dosed water treatment chemical shall be stated and must include stamp tax.

8.4	The price of labor and labor allied costs shall be stated.

8.5
Consumables (other than electricity, fuel oil, and continuously dosed water treatment chemicals, listed in items 8.3 and 8.4 above) shall include spare parts, replacement membranes, replacement micron cartridge filter intervals and multi-media filtration media and must include stamp tax.

8.6	General and administration costs shall be stated.

8.7	The cost of fuel oil consumed by the Plant shall be charged back to the Corporation in accordance with Clause 6.6 and Clause 9.5.

The interest on capital during the Desalinated Water Delivery Period is a fixed sum for the period of this Agreement.  Hence, item 2 above shall remain fixed, price wise, throughout the Desalinated Water Delivery Period.

Items 8.3 through 8.5 above shall be subject to escalation * * * * *.

9.	DELIVERED AND ACCEPTED DESALINATED WATER AMOUNTS

9.1
The Contractor confirms that the Plant has been designed and will be constructed and equipped to afford a continuous production of Satisfactory Desalinated Water, at all times during the Desalinated Water Delivery Period of not less than 35,000,000 Imperial Gallons in any week of 168 consecutive hours.

CONFIDENTIAL

9.2
The Corporation shall take delivery from the Contractor during the Desalinated Water Delivery Period of not more than 35,000,000 Imperial Gallons in any week of 168 consecutive hours, prior to instruction by the Corporation to increase the installed membrane capacity to 6 MIGD in accordance with Clause 9.7 below.

9.3
The Contractor guarantees to deliver to the Corporation, during the Desalinated Water Delivery Period 28,000,000 Imperial Gallons of Satisfactory Desalinated Water (the "Guaranteed Water Quantity" which term shall include any increase in the Guaranteed Water Quantity in accordance with the provisions of Clause 9.7 hereof) in any week of 168 consecutive hours.

9.4	The Corporation guarantees to take delivery, from the Contractor, during the Desalinated Water Delivery Period of at least the Guaranteed Water Quantity in any week of 168 consecutive hours.

9.5
In the event(s) of BEC power supply failure(s) or excursion(s), occurring during the Desalinated Water Delivery Period the standby electrical generating set incorporated in the Plant shall be operated by the Contractor during the period(s) that such BEC electrical power supply failures, or excursions, occur.  The Contractor will purchase fuel from the fuel oil supplier selected by the Contractor in accordance with the provisions of Clause 6.6 hereof and will be reimbursed by the Corporation based on the kilowatt hours generated by the standby diesel generator for the production of Desalinated Water during such periods multiplied by the guaranteed fuel consumption for the standby diesel generator in US gal/kwh contained in the Performance Guarantees multiplied by the current contract price per US gallon for the fuel oil provided that this electrical power consumption does not exceed the amount contained in the Performance Guarantees.  In addition, the Corporation will reimburse the Contractor in a similar manner for kilowatt hours generated during "exercise test" operation of the diesel generator under load for one hour per week for maintenance purposes in the event that operation of this unit is not required as a result of BEC power supply failures or excursions.  Fuel oil supply to the standby diesel generating set shall be independently metered.

9.6
In the event(s) that a proven case of Force Majeure, prevents the Contractor from delivering or the Corporation from taking delivery of, during the Desalinated Water Period, the Guaranteed Water Quantity in a week of 168 consecutive hours, any shortfall in Guaranteed Water Quantity that this represents shall reduce the Guaranteed Water Quantity for the week accordingly.  However, the Total Desalinated Water Delivery Amount shall not be reduced on this account.

9.7
The Corporation reserves the right to instruct the Contractor in writing to increase the Guaranteed Water Quantity to 35,000,000 Imperial Gallons of Satisfactory Desalinated Water in any week of 168 consecutive hours, PROVIDED that such instruction shall not be given earlier than 24 months after the Authorization to Proceed, and no later than the fifteenth (15th) anniversary of the date of Substantial Completion.  In the event that such instruction is given, the Contractor shall have twelve (12) months from the date that such instruction was received by the Contractor to increase the Guaranteed Water Quantity.

CONFIDENTIAL

10.	ADJUSTMENTS IN THE PAYMENTS FOR DESALINATED WATER DELIVERED

10.1	Liquidated Damages

In the event that the Contractor does not deliver to the Corporation Satisfactory Desalinated Water, in accordance with Clause 5.1 (i), liquidated damages compensating the Corporation at the Contractor's expense, shall apply.  The said liquidated damages shall be as follows:

Weeks from the issuance of the authorization to Proceed (Weeks)	Guaranteed Interim Production Quantity of Satisfactory Desalinated Water (KIG)	Maximum No of Days Liquidated Damages Apply	Amount of liquidated damages per day in B$ if the Guaranteed Interim Production Quantity of Satisfactory Desalinated Water is not delivered by the deadline indicated in column 1
26	1000	30	3,600
53	2600	55	5,760
65	4000	70	5,040

The liquidated damages (if any) shall be cumulative if multiple deadlines are missed and shall be accommodated by an equal (to the liquidated damages sum calculated) reduction in the fixed capital cost of the Plant contained in the Bid, which will represent a reduction in the fixed capital cost element of the Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water delivered during the Desalinated Water Delivery Period.  For example, if the Contractor fails to produce the Guaranteed Interim Production Quantity of Satisfactory Desalinated Water fifty three (53) weeks after the issuance of the Authorization to Proceed and previously also failed to produce the specified Guaranteed Interim Production Quantity twenty six (26) weeks after the issuance of the Authorization to Proceed, the amount of liquidated damages per day shall be the sum of $3,600 and $5,760.

If the delay in producing the guaranteed output of Satisfactory Desalinated Water exceeds the number of days set out in the third column of the above table, the Contractor shall be held in default, in accordance with the Default and Termination clauses herein.

10.2	Electrical Power Consumption is Greater or Less than Performance Guarantee

CONFIDENTIAL

The Contractor has made a Performance Guarantee in its Bid in respect of the BEC supplied electrical power consumption of the Plant, in terms of total kilowatt hours consumed per KIG of Satisfactory Desalinated Water delivered to the Corporation.

The Corporation has assessed the total cost to the Corporation of Satisfactory Desalinated Water delivered, including electrical power consumption per 1000 Imperial Gallons delivered, based on the above Performance Guarantee.  In the event that at any time during the Desalinated Water Delivery Period, when the Contractor is producing the Guaranteed Water Quantity, the actual kilowatt hours of electrical power consumed total, per KIG of Satisfactory Desalinated Water delivered, exceeds that guaranteed by the Contractor the Corporation shall be compensated for the period in which the fault (i.e. the difference between the actual and the guaranteed kilowatt hours of electrical power consumption per KIG delivered) persists.

Compensation for the above will be by means of the Corporation deducting from the Contractor's billings sums equal in amount to the difference between the actual and guaranteed kilowatt hours per KIG delivered, multiplied by the current published BEC commercial rate per kilowatt hour multiplied by the actual delivery of Desalinated Water (in 1000 Imperial Gallons units) over the period in which the fault persisted.

In the event that at any time during the Desalinated Water Delivery Period, when the Contractor is producing the Guaranteed Water Quantity, the actual kilowatt hours of electrical power consumed total, per KIG of Satisfactory Desalinated Water delivered, is less than that guaranteed by the Contractor in the Performance Guarantee, the Corporation and the Contractor shall equally share the cost savings.  This savings shall be credited to the Contractor's account by way of a debit to the Contractor's billing that is equal to half of the difference between the guaranteed kilowatt hours per KIG delivered multiplied by the current published BEC commercial rate per kilowatt hour multiplied by the actual delivery of Satisfactory Desalinated Water (in KIG) over the billing period, less the actual electricity used by the Plant over the billing period multiplied by the current published BEC commercial rate per kilowatt hour.

10.3	KVA Maximum is Greater or Less than Performance Guarantee

The Contractor has made a Performance Guarantee in its Bid in respect of the maximum kilovolt amps that will be registered due to the total electrical power supply to the Plant when the Plant is producing the Rated Capacity.  The Corporation has assessed the cost of the KVA Maximum Demand per year based on the above.  If in any year of the Desalinated Water Delivery Period the actual kilovolt amps registered by the Plant, during the Desalinated Water Delivery Period, when the Plant is producing the Rated Capacity, exceeds that guaranteed, the Corporation shall be compensated for the year, by the Contractor by an amount (compensatory sum) equal to the difference between the actual kilovolt amps registered and the guaranteed KVA Maximum multiplied by the current published BEC commercial rate for KVA of Maximum Demand per annum.  The compensation shall be in the form of deductions made over the year following the year in which the fault (i.e. actual KVA Maximum Demand exceeding guaranteed KVA Maximum Demand) occurred.  The total deduction shall be made by way of deductions from the Contractor's billings during the following year, at the rate of one twelfth of the compensatory sum involved, per month.

CONFIDENTIAL

If in any year of the Desalinated Water Delivery Period, when the Contractor is producing the Rated Capacity, the actual kilovolt amps registered by the Plant, during the Desalinated Water Delivery Period, when the Plant is producing the Rated Capacity, is less than that guaranteed by the Contractor in the Performance Guarantee, the Corporation and the Contractor shall equally share the resulting cost savings.  This savings shall be credited to the Contractor's account by way of a debit to the Contractor's billings during the following year that is equal to one twenty-fourth of the savings per month.

10.4	Corporation Does Not Take Delivery of the Guaranteed Amount in a Week

During the Desalinated Water Delivery Period if the Corporation fails to accept, during any week, delivery of the Guaranteed Water Quantity and the Contractor is able and willing at the time to make delivery of such Guaranteed Water Quantity the Corporation shall, at that time, pay the Contractor at the then current Desalinated Water Sale Price per KIG of Desalinated Water quantity actually delivered during the week and such amount shall be included in the invoice presented by the Contractor at the end of the relevant month in accordance with the provisions of Clause 7.3 hereof.  In addition, the Corporation shall compensate the Contractor, in respect of the difference between the Guaranteed Water Quantity and the actual quantity delivered at the then current rates for the cost components of fixed charges, general & administrative charges, labor, overhead and profit on labor per KIG only.

10.5	Contractor Does Not Make Delivery of the Guaranteed Water Quantity in a Week

During the Desalinated Water Delivery Period, if for reasons within the control and/or responsibility of the Contractor, the Contractor, during a week, fails to make delivery of the Guaranteed Water Quantity of Desalinated Water and the Corporation is at the time, able and willing to take delivery of such Guaranteed Water Quantity, the Contractor shall, at the time, be paid at the then current Desalinated Water Sale price per KIG of Desalinated Water delivered, for the Desalinated Water Quantity actually delivered in the week and shall compensate the Corporation, for the week, in respect of the difference between the Guaranteed Water Quantity and the actual quantity delivered.  This compensation to the Corporation shall be equal in amount to the difference between the Guaranteed Water Quantity and the actual quantity delivered at then current Desalinated Water Sale Price per KIG of Desalinated Water delivered.

CONFIDENTIAL

The Contractor will, however, be allowed to schedule a total of twenty-one (21) non-continuous days, per year for scheduled Plant maintenance.  During the scheduled periods, the Contractor will not be required to compensate the Corporation for failure to produce the Guaranteed Water Quantity per week but the Contractor shall be required to compensate the Corporation at the rate described above if the Contractor fails to produce at least 21.0 MIG per week during any week when the Contractor carries out scheduled Plant maintenance.  The Plant maintenance must be scheduled at least two weeks in advance.  Once established the scheduled Plant maintenance may only be revised with the written approval of the Corporation.  This allowance of reduced capacity during the weeks of scheduled Plant maintenance will not, however, relieve the Contractor of its obligation to produce 1,460 MIG of Desalinated Water in each year commencing on the date of Substantial Completion and thereafter commencing on each anniversary thereafter.  In the weeks preceding Plant maintenance the Contractor shall coordinate with the Corporation and make its best efforts to increase the production of Desalinated Water as necessary to ensure that the Corporation's tanks are full prior to the Plant shutdown for scheduled maintenance.  Similarly, in the weeks following the scheduled maintenance, the Contractor shall coordinate with the Corporation and make its best efforts to increase the production of Desalinated Water as necessary to restore the Corporation's tanks to the normal reserve operating levels.

11.	PARTIES TO WHOM DESALINATED WATER MAY BE SOLD

11.1	The Contractor shall deliver and sell Desalinated Water produced by the Plant to the Corporation only. The Corporation may sell the Desalinated Water produced by the Plant to any party.

12.	PAYMENTS

12.1
All costs and prices in the Bid shall be expressed in Bahamian Dollars and all payments will be made in Bahamian Dollars.  A one-time payment of B$250,000 for a technical services allowance shall be made by the Contractor to the Corporation within 14 days of the receipt by the Contractor of the Authorization to Proceed with the construction of the Plant.  An allowance of B$300,000 for BEC electrical power supply has been included in the capital cost of the Plant given in clause 36.1.  The payment for the electrical power supply shall be made to BEC by the Contractor upon receipt of a quote for the same, and the balance, if any, shall be paid to the Corporation within 14 days of payment to BEC.

12.2
The Contractor shall provide a weekly report to the Corporation, not later than 2 business days following the completion of the week, in respect to Satisfactory Desalinated Water delivered to the Corporation during the week, for any outstanding sums chargeable to the Corporation by the Contractor and containing all other matters described in Clause 7.2.

CONFIDENTIAL

12.3
For the purposes of payment with respect to monthly billings for Desalinated Water delivered, payment shall be made in Bahamian Dollars.  Subject to Clause 7.7, the Desalinated Water Sale Price per KIG shall be adjusted during the Desalinated Water Delivery Period on account of escalation in accordance with Appendix B to this Agreement and the terms hereof.

12.4
Payments due to the Contractor, from the Corporation as per the terms and conditions of this Agreement, shall be made by the Corporation to the Contractor, not later than 30 days following the date of receipt by the Corporation of the corresponding billing.

12.5
Any payments due to the Corporation from the Contractor as per the terms and conditions of this Agreement shall be made by the Contractor to the Corporation, not later than 30 days following the date of receipt by the Contractor of the corresponding billing.  However, billings by the Corporation shall not be made at intervals less than one month.

12.6
Payments due to the Contractor from the Corporation, and vice versa, if not paid by the due date, shall, until paid, accrue interest at the current prime interest rate as advised by the Central Bank of The Bahamas.

12.7	i.
The Contractor shall issue with each invoice statement a written undertaking that all sums: owing to suppliers or sub-contractors as of the date thereof have been or will be paid in accordance with the terms of the Contractor's agreement with such suppliers or subcontractors.

ii.
Should the Contractor not make any payments due under part (i) of this sub-clause within the stated period the Corporation shall be entitled to pay such sums provided for in the sub-contract direct to the supplier or sub-contractor provided the monies to be paid do not exceed approved invoices to the Corporation submitted by the Contractor.  The Corporation shall deduct such payments from any sums due or which may become due to the Contractor.

13.	UNSATISFACTORY DESALINATED WATER

13.1
The Plant shall be so designed and equipped to fully and unfailingly automatically "dump" (dispose of to waste) all and any Unsatisfactory Desalinated Water produced; that is Desalinated Water having (i) having a chloride concentration exceeding 250 mg/L or (ii) failing to meet the definition of Satisfactory Desalinated Water herein.  Unsatisfactory Desalinated Water shall under no circumstances pass through the Water Tariff Meter or be billed or supplied to the Corporation.

14.	PLANT "SERVICE" WATER

14.1
Any potable water fed into the Plant from the Corporation's adjacent potable water systems, during the period of the Agreement, shall be metered by the Corporation and paid for by the Contractor to the Corporation at the Corporation's current New Providence public supply rates and charges.

CONFIDENTIAL

15.	OWNERSHIP OF THE PLANT AND DISPOSITION OF THE PLANT AT THE END OF THE CONTRACT PERIOD

15.1
Whilst this Agreement is in existence and for the term hereof, ownership of the Plant, together with any parts thereof, including without limitation, any parts consigned to the Corporation in accordance with the provisions of Clause 7.11 hereof, shall be vested 100% in the Contractor.

15.2
At the end of the Desalinated Water Delivery Period, the Corporation reserves the right to extend the Desalinated Water Delivery Period for an additional five (5) year period PROVIDED THAT where the Corporation wishes to extend the Desalinated Water Delivery Period, notice thereof shall be given to the Contractor at least six (6) months prior to the expiration of the initial Desalinated Water Delivery Period.  The Contractor also reserves the right to present a proposal to the Corporation for extension of the Desalinated Water Delivery Period at least six (6) months prior to the expiration of the initial Desalinated Water Delivery Period.  If the Corporation and the Contractor agree to extend the Desalinated Water Delivery Period, the price of Desalinated Water per KIG shall be renegotiated based on the deletion of the fixed capital cost and interest elements of the then current Desalinated Water Sale Price per KIG.  All other provisions of this Agreement shall remain in force unless amended in writing by mutual agreement of the Corporation and Contractor.  Ownership of the Plant during the extended Desalinated Water Delivery period shall continue to be vested in the Contractor.

15.3	At the end of the Desalinated Water Delivery Period or at the end of the extended Contract period, if the Contract is extended in accordance with the provisions of Clause 15.2 hereof:

i.
The Contractor shall have a six (6) month Demobilization Period in which to demobilize.  The Contractor shall leave the Plant Site in neat, clean and tidy condition with all junk, garbage, and other miscellaneous rubbish removed to the satisfaction of the Corporation.  All materials to be removed from the site for disposal shall be disposed of in an environmentally sound manner in compliance with the Laws of the Commonwealth of The Bahamas and to the satisfaction of the Corporation.

ii.
The Contractor shall submit a comprehensive list of materials, equipment, parts, chemicals and consumables, and facilities that the Contractor intends to remove from the Site to the Corporation for review and approval.  The Corporation shall have 30 days to review the list for completeness and to indicate in writing any items which the Corporation would like to purchase.  The Corporation shall be given the first right of refusal to purchase any equipment and/or facilities on the Contractor's list.  The purchase price for all items of equipment and facilities which the Corporation intends to purchase will be negotiated between the Corporation and the Contractor.

CONFIDENTIAL

16.	PLANT BUYOUT PRICE SCHEDULE

16.1
The Corporation reserves the right to purchase and take possession of the Plant in the circumstances described in Clause 42 "Default and Termination".  In the event of Plant purchase the Corporation will pay the Plant Buyout Purchase Price which will be determined from the agreed Plant Buyout Purchase Price Schedule which is attached as Appendix C to this Agreement.  The Contractor's proposed Plant buyout purchase price schedule was required to be submitted with the Bid in accordance with Section 3, Clause 11, Part 2 of the Bidding and Contract Documents.

17.	SECURITIES

The Contractor shall furnish at its own expense and acceptable to the Corporation a Construction Performance Security, and a Performance and Operation Security all favoring the Corporation, as security for the due and faithful performance by the Contractor of all its obligations under this Agreement as follows:

17.1	Construction Performance Security

The Construction Performance Security shall either be:

a.	A bank guarantee in the form attached hereto in Appendix D and in an amount equal to 10% of the total capital cost of the Plant contained in the Bid.

or:

b.	A Performance Bond in the form set out in Appendix D in an amount equal to 25% of the total capital cost of the Plant contained in the Bid.

17.2	Performance and Operations Security

The Performance and Operations Security shall be in the form of either:

a.	Bank Guarantees, for each upcoming year of the Desalinated Water Delivery Period, in an amount equal in value to 50% of the following sum:

Guaranteed Water Quantity for the upcoming year multiplied by the then current Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water to be delivered to the Corporation in the upcoming year;

or

CONFIDENTIAL

b.	A Performance Bond, for each upcoming year of the Desalinated Water Delivery Period, in an amount for each upcoming year, equal in value to 110% of the following sum:

Guaranteed Water Quantity for the upcoming year multiplied by the Desalinated Water Sale Price per KIG of Satisfactory Desalinated Water to be delivered to the Corporation the upcoming year.

17.3	Securities

If the securities as outlined above are provided by the Contractor in the form of bank guarantees, they shall be issued either at the Contractor's option by a bank located in The Bahamas, or a reputable foreign bank through a correspondent bank located in The Bahamas.

If the securities as outlined above are provided by the Contractor in the form of bonds, they should be issued by a reputable bonding/insurance Company or bank located in The Bahamas and acceptable to the Corporation or by a reputable foreign bonding/insurance Company or bank through a correspondent insurance company or bank located in the Bahamas.

The Performance Security for Construction must be executed within 30 days of the Letter of Acceptance and shall remain in effect for at least one year after the date of Substantial Completion.

All bonds signed by an agent must be accompanied by a certified copy of the authority to act.

The format and wording of all securities must be approved by the Corporation.

Performance and Operations Securities must be executed at least 30 days before their validity commences.  All securities must be in Bahamian or U.S. Dollars.

The Performance and Operation Security shall be renewed annually on the anniversary date of the commencement of the Desalinated Water Delivery Period.

Evidence of renewal of the Performance and Operation Security shall be submitted with the invoice for the next to the last month in the year preceding the effective date of such renewal.  The value of the Performance and Operation Security shall be adjusted annually to reflect annual adjustments in the Desalinated Water Sale Price per KIG of Desalinated Water delivered.  If the surety on any bond furnished by the Contractor is declared bankrupt or becomes insolvent or its right to do business is terminated in The Bahamas, the Contractor shall within five days thereafter substitute another bond and surety, both of which must be acceptable to the Corporation.

CONFIDENTIAL

18.	INSURANCES

18.1
The Contractor without limiting its obligations shall purchase and maintain, for the Construction Period and the Desalinated Water Delivery Period, comprehensive general liability and other insurances for the Work being performed and furnished pursuant to the terms hereof such as will provide protection from claims set forth below, which may arise out of or result from the Contractor's performance and furnishing of the Work and the Contractor's other obligations under this Agreement.  This shall apply whether the contracted obligations are to be performed or furnished by the Contractor, any sub-contractor to the Contractor or by anyone directly or indirectly employed by any of them to perform or furnish any of the Work, or by anyone for whose acts any of them may be liable:

a.	Claims under worker's or workmen's compensation, disability benefits and other similar employee benefit acts (as per The Bahamas statutory requirements and otherwise);

b.	Claims for damages because of bodily injury, occupational sickness or disease, or death of Contractor's and sub-contractor's employees;

c.	Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor's employees; and

d.
Claims for damages insured by personal injury liability coverage which are sustained (a) by any person as a result of the Contractor's performance of its obligations hereunder an offense directly or indirectly related to the employment of such person by the Contractor, or (b) by any other person for any other reason, and;

e.	Claims for damages, other than to the Works themselves because of injury to or destruction of tangible property wherever located, including loss of use resulting therefrom.

The minimum amount of the above listed insurances shall be B$2,000,000 per occurrence, with the number of occurrences unlimited.

The comprehensive general liability insurance shall include completed operations insurance.  All of the policies of insurance so required to be purchased or maintained (or the certificates or other evidence thereof) shall contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least thirty days' prior written notice has been given to the Corporation by certified mail All such insurance shall remain in effect throughout the entire period of this Agreement.  The Contractor shall furnish the Corporation with evidence of continuation of such insurance within 30 days after signing the Letter of Acceptance and on an annual basis.

CONFIDENTIAL

18.2	Contractual Liability Insurance

18.2.1
The comprehensive general liability insurance required, as above shall include contractual liability insurance applicable to the Contractor's obligations herein.  These obligations shall include the following:

18.2.1.1
The Contractor shall pay all license fees and royalties and assume all costs incident to the use in the performance of the Work or the incorporation in the Work of any invention, design, process, product or device which is the subject of patent rights or copyrights held by others.  If a particular invention, design, process, product or device is specified in the Bidding and Contract Documents for use in the performance of the Work and if to the actual knowledge of the Corporation or its engineer its use is subject to patent rights or copyrights calling for the payment of any license fee or royalty to others, the existence of such rights shall be disclosed by the Corporation in the Bidding and Contract Documents.  The Contractor shall indemnify and hold harmless the Corporation and their engineer and anyone directly or indirectly employed by either of them from and against all claims, damages, losses and expenses (including attorneys' fees and court costs) arising out of any infringement of patent rights or copyrights incident to the use in the performance of the Work or resulting from the incorporation in the Work of any invention, design, process, product or device not specified in the Bidding and Contract Documents, and shall defend all such claims in connection with any alleged infringement of such rights.

18.2.1.2
To the fullest extent permitted by laws and regulations, the Contractor shall indemnify and hold harmless the Corporation and their engineer and consultants, agents and employees from and against all claims, damages, losses and expenses, direct, indirect or consequential (including but not limited to fees and charges of engineers, architects, attorneys and other professionals and court costs) arising out of or resulting from the performance of the Work, provided that any such claim, damage, loss or expense (a) is attributable to bodily injury, sickness, disease or death or to injury to or destruction of tangible property (other than the Work itself) including the loss of use resulting therefrom and (b) is caused in whole or in part by any negligent act or omission of the Contractor, any subcontractor, any person or organization directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, regardless of whether or not caused in part by a party indemnified hereunder or arises by or is imposed by laws and regulations regardless of the negligence of any such party.

CONFIDENTIAL

18.2.1.3
In any and all claims against the Corporation or their engineer or any of their consultants, agents or employees, by any employee of the Contractor, any subcontractor, any person or organization directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, the indemnification obligation under Clause 18.2.1.2 above shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any such subcontractors or other person or organization under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

18.3	Corporation's Liability Insurance

The Corporation shall be responsible for purchasing and maintaining the Corporation's own liability insurance and, at the Corporation's option, may purchase and maintain such insurance as will protect the Corporation against claims which may rise from operations under this Agreement.

18.4	Property Insurance

The Contractor shall purchase and maintain property insurance upon the Work at the Site to the full insurable value thereof (subject to such deductible amounts as may be required by applicable laws and regulations) within 30 days after signing the Letter of Acceptance and for the duration of this entire Agreement and annually therefrom.  The value of such insurance shall be the complete current replacement value of the Plant.  This insurance shall include and adequately provide for the interests of and services provided by BEC, the Corporation, the Contractor, sub-contractors and consultants in the Work (if any) all of whom shall be listed as insured or additional insured parties and shall insure against the perils of fire and extended coverage.  Included shall be "all risk" insurance for physical loss and damage including theft, vandalism and malicious mischief, collapse, water damage and other perils.  Also covered shall be losses, and expenses arising out of or resulting from any insured loss or incurred in the repair or replacement of any insured property (including but not limited to fees and charges of engineers, architects, attorneys and other professionals).  If not covered under the "all risk" insurance, the Contractor shall purchase and maintain similar property insurance on portions of the Work stored on and off the site or in transit when such portions of the Work is to be included in the capital cost of the Plant.

18.5
The Contractor shall purchase and maintain such machinery insurance or additional property insurance as may be required by applicable laws and regulations which will include the interests of BEC, the Corporation, the Contractor, sub-contractors, and consultants in the Work (if any) all of whom shall be listed as insured or additional insured parties.

CONFIDENTIAL

18.6
All the policies of the insurance (or the certificates or other evidence thereof) required to be purchased and maintained by the Contractor shall contain a provision or endorsement that the coverage afforded will not be cancelled, materially changed or renewal refused until at least thirty days (30) prior written notice has been given to the Contractor by certified mail and shall contain waiver provisions as follow:

i.
The Contractor shall be responsible for purchasing and maintaining any property insurance to protect their interests and that of the sub-contractors or others involved in the Work in excess of any deductible amounts.  The risk of loss within the deductible amount will be borne by the Contractor or others suffering any such loss.  If any of them wishes property insurance coverage within the limits of such amount, each may purchase and maintain it at the purchaser's expense.

ii.
Should the Corporation request in writing that other special coverage be included in the property insurance policy, the Contractor shall, if possible, include such insurance.  The cost thereof will be charged to the Corporation by an adjustment in the capital cost by appropriate change order (agreed by the parties and effected in the manner described in Clause 37 hereof) or written amendment.  Prior to commencement of the Work at the Site, the Contractor shall, in writing, advise the Corporation whether or not such other insurance has been procured by the Contractor.

iii.	The Contractor shall at all times furnish certified proof to the Corporation that all insurances are kept updated and renewed and that insurance premiums have been paid prior to their due dates.

18.7	Waiver of Rights

18.7.1
The Corporation and the Contractor waive all rights against each other for all losses and damages caused by any of the perils covered by the policies of insurance provided in response to the above and any other property insurance applicable to the Work, and also waive all such rights against the sub-contractors, consultants (if any) and all other parties named as insureds in such policies for losses and damages so caused.  It is required that each sub-contract between the Contractor and a sub-Contractor will contain similar waiver provisions by the sub-contractor in favor of the Corporation, the Contractor, consultants (if any) and all other parties, named as insured.  None of the above waivers shall be extended to the rights that any of the insured parties may have to the proceeds of insurance payable under any policy so issued.

18.7.2
The Corporation and the Contractor intend that any policies provided shall protect all of the parties insured and provide primary coverage for all losses and damages caused by the perils covered thereby.  Accordingly, all such policies shall contain provisions to the effect that in the event of payment of any loss or damage the insurer will have no rights of recovery against any of the parties named as insured or additional insured, and if the insurers require separate waiver forms to be signed by consultants (if any) the Corporation will obtain the same, if such waiver forms are required of any sub-contractor, the Contractor will obtain the same.

CONFIDENTIAL

18.8	Submission of Claims

Each insured shall submit an independent claim in respect of any loss suffered by such insured and covered by the policies of insurance maintained pursuant to the terms of this clause 18.

18.9	Acceptance of Insurance

18.9.1
If the Corporation has any objections to the coverage afforded by or other provisions of the insurance required to be purchased and maintained by the Contractor, the Corporation shall notify the Contractor in writing thereof within 30 days of the date of delivery of such certificate to the Corporation.  The Corporation and the Contractor shall each provide to the other such additional information in respect of insurance provided by each as the other may reasonably request.  Failure by the Corporation or the Contractor to file any notice of objection within the time provided shall constitute acceptance of such insurance purchased by the other.

18.9.2	All insurances shall be effected at least 30 days before their period of validity commences, with copies of the policies and premium paid lodged with the Corporation at the time of their execution.

19.	DAMAGES TO THE CORPORATION'S AND OTHERS PROPERTY

19.1
The Contractor shall assume full responsibility for any damage inflicted by the Contractor or its agents on property owned by the Corporation and others, due to and arising from, but not limited to, the Contractor's construction, operation and maintenance of the Plant.

20.	THE CONTRACTOR'S RESPONSIBILITY FOR DESALINATED WATER AFTER DELIVERY TO THE CORPORATION

20.1
Provided that the Desalinated Water produced by the Plant conforms with the definition of Satisfactory Desalinated Water, as herein, the Contractor will assume no responsibility for the Desalinated Water, its storage, its ultimate use and its disposal after it has passed through the water Tariff Meter, with the exception of loss of product water, that is Desalinated Water stored by the Corporation in the ground storage tank to be provided by the Contractor in accordance with the terms of the Bid, due to the Contractor's failure to properly maintain such ground storage tank.

CONFIDENTIAL

21.	LAND FOR PLANT CONSTRUCTION PURPOSES

21.1
If available the Corporation shall, at no cost to the Contractor, temporarily allocate sufficient area adjacent to the Plant being constructed for the Contractor's Plant construction purposes.  On the completion of construction of the Plant this area shall be left neat and clean, free of all garbage, junk, trash, surplus spoil, and miscellaneous garbage by the Contractor and shall not thereafter be available for use by the Contractor.  The Contractor shall be responsible for determining the environmental condition of the said area prior to the Construction Period and after the Desalinated Water Delivery Period, and these assessments must be agreed by the Corporation.  The Contractor shall be responsible at its own expense for rectifying any environmental damage it may cause during the Construction period and Desalinated Water Delivery Period.

21.2
The Corporation accepts no responsibility for the Contractor's labor, construction materials, equipment, plant, or other belongings whilst in the above mentioned construction area or any area allocated for the Contractor during construction.

22.	RESPONSIBILITY FOR THE PHYSICAL CONDITION AND SECURITY OF THE PLANT DURING THE PERIOD OF AGREEMENT

22.1
Responsibility for the physical condition and security of the Plant shall rest entirely with the Contractor during the period of this Agreement.  The Contractor shall be responsible for determining the environmental condition of the said area prior to and during the Desalinated Water Delivery Period, and these assessments must be agreed by the Corporation.  The Contractor shall be responsible at its own expense for rectifying any environmental damage it may cause during the Construction period and Desalinated Water Delivery Period At all times during the Desalinated Water Delivery Period the Contractor shall keep the Plant Site neat, clean, tidy and free of garbage.

23.	THE CONTRACTOR'S REGULAR REPORTS TO THE CORPORATION

23.1
During the Desalinated Water Delivery Period the Contractor shall make monthly reports to the Corporation regarding maintenance, operation, replacement of parts (including membranes and cartridge filter elements), operating periods, staff employed, incidents (if any), and any other inputs considered necessary by the Contractor concerning the Plant in general.  The format of the above mentioned reports, their contents, matter covered, etc., shall be approved by the Corporation.

24.	APPROVAL OF THE CONTRACTOR'S OPERATING AND MAINTENANCE PERSONNEL

24.1	All personnel employed by the Contractor in The Bahamas shall be fully qualified and experienced in their particular duties.

24.2	The Contractor shall remove from the Plant, any of its suppliers or sub-contractors employees to whom the Corporation take reasonable objection.

CONFIDENTIAL

25.	PERSONNEL ENGAGED BY THE CONTRACTOR

25.1
Resident persons engaged by the Contractor to construct, operate and maintain the Plant during the Desalinated Water Delivery Period shall be (a) Bahamian citizens; or (b) permanent residents of The Bahamas with the right to be gainfully employed in the Bahamas; or (c) expatriates in possession of work permits.

26.	WORK PERMITS

26.1
Procurement of work permits for expatriate personnel shall be the responsibility of the Contractor, including payment for same, but the Corporation may offer such assistance as it can in the procurement of work permits where qualified Bahamians could not be found.

27.	CORPORATION'S RIGHTS TO VISIT AND INSPECT THE PLANT

27.1
During the Construction Period the Corporation and/or its representatives shall have the right to enter upon the Plant Site at any reasonable time to check and ensure that the Plant is being constructed, installed, equipped, outfitted and otherwise, in accordance with Specifications and approved design and requirements of this Agreement.  During the Construction Period the Corporation shall have the right, if it so desires, to have its accredited inspectors at the site.

27.2
During the Desalinated Water Delivery Period, the Corporation shall have the rights to (a) enter upon the Plant Site at any reasonable time to check the condition, operation, maintenance, and efficiency of the Plant, and to (b) visit the Plant Site with the Corporation's personnel or other accredited representatives.  The Contractor shall, when requested by the Corporation in writing, familiarize the Corporation's personnel or accredited representatives in the on-going operations and maintenance of the Plant.

27.3
During the Desalinated Water Delivery Period, the Corporation reserves the right to station an engineer at the Plant to observe operations, review maintenance logs, and monitor water quantity, quality, and the usage of consumables.  Office space of no more than 200 square feet shall be provided at the Plant for use by the Corporation's personnel.

28.	RECTIFICATION OF DEFECTS AND DEFICIENCIES

28.1	The Plant shall be kept at all times in satisfactory operating condition and satisfactorily repaired by the Contractor.

28.2
The Contractor shall submit its proposed maintenance program to the Corporation for approval, which approval shall not be unreasonably withheld.  All requests for approval shall be answered within 10 business days of the submission by the Contractor of such request.  If such request is not answered within the said 10 business day period, the maintenance program shall be deemed to have been approved by the Corporation.  During the Desalinated Water Delivery Period, the Corporation reserves the right to inspect the Plant logs on a quarterly basis to ensure that the Contractor is conscientiously adhering to the maintenance program.

CONFIDENTIAL

28.3
Defects and deficiencies in the Plant and its operation, maintenance and repair shall be fully rectified by the Contractor.  Catastrophic Damage shall be rectified only upon agreement in writing between the Contractor and the Corporation regarding the effect of such rectification on this Agreement and the allocation of costs for same.

29.	NOTICE OF CESSATION OF PRODUCTION

29.1
Any cessation of Desalinated Water production by the Plant exceeding one day, due to any cause, shall be immediately notified to the Corporation by the Contractor by facsimile or email (together with the time and reason for such cessation and the estimated time needed to resume production).  On resumption of production the Contractor shall notify the Corporation by facsimile or email of the date and time of such resumption.  Failure of the Contractor to so comply with the above shall cause the Corporation to advise the Contractor by facsimile or email of the dates and times of cessation and resumption of production as assessed by the Corporation, which shall then prevail.

29.2
The Corporation shall notify the Contractor by facsimile or email of any foreseen requirement on the part of the Corporation that would require that Desalinated Water production should cease or be curtailed temporarily.

30.	REPLACEMENT OF DEFECTIVE MEMBRANES, MICRON SIZE CARTRIDGE FILTER ELEMENTS AND MULTIMEDIA FILTRATION MATERIALS

30.1
During the Desalinated Water Delivery Period, the Contractor shall replace all membranes, micron size cartridge filter elements, and multi-media filtration materials that are or have become defective or unfit for their purposes.

31.	CORPORATION'S INSPECTION OF THE PLANT DURING THE CONSTRUCTION PERIOD

31.1
During the Construction Period the Corporation shall have the right to enter upon the Plant Site at any reasonable time to check and ensure that the Plant is being constructed, installed, equipped, outfitted and otherwise, in accordance with Specifications, approved design and requirements of this Agreement.  Any deficiencies, defects, and/or shortcomings noted by the Corporation in regard to the foregoing, shall be notified to the Contractor and upon receipt of the notification they shall be rectified by the Contractor.  Also, on receipt of the notification, the Contractor shall advise within 5 business days what corresponding action it will be taking.

CONFIDENTIAL

32.	VERIFICATION OF DESALINATED WATER QUANTITY, QUALITY AND PLANT PERFORMANCE GUARANTEES

32.1	Requirements for performance testing of the Plant prior to acceptance by the Corporation are specified in Section 10.3.2.2 of the Bidding and Contract Documents.

32.2	The Contractor shall purchase, install and calibrate at its own expense the following measurement and testing devices:

■	the Water Tariff Meter or Revenue Meter
■	a Corporation's Check Meter (the "Corporation's Check Meter")
■	a Desalinated Water Quality Meter (the "Desalinated Water Quality Meter")

Provided however, that the Corporation shall be entitled to verify the quality, suitability, installation and calibration of such devices.  Specifications for these measurement and testing devices are contained in Section 10.2.3.6 of Part 2 of the Bidding and Contract Documents.  These measurement and testing devices shall be used to verify the Contractor's compliance with the quantity and quality requirements of this Agreement.

32.3
In event that the Water Tariff Meter and the Corporation's Check Meter differ by more than two percent (2%), the calibration of such meters shall be checked and brought into agreement by a certified factory representative of the meter manufacturer at the Contractor's expense.  In the event that this calibration check indicates that the Water Tariff Meter readings were in error, the correct amount of Satisfactory Desalinated Water delivered during the period in which the incorrect measurements were taken shall be determined by applying the meter correction factor, calculated by the factory representative, to the amount of water produced during the period over which inaccurate meter readings were made.  In the event that the parties hereto cannot agree on the actual period during which the inaccurate readings were made, the period during which the measurements are to be adjusted shall be the last one-half of the period from the most recent previous calibration of the Water Tariff Meter until the meter reading was corrected by the factory representative.  To the extent that such an adjustment covers a period for which an invoice has been issued pursuant to Clause 12 "Payments", any corrections to the amount of such invoice as a result of the flow correction adjustment shall be added to or credited against, as applicable, the amount of the next invoice issued after such adjustment is made.

32.4
In the event the Desalinated Water Quality Meter indicates that the conductivity exceeds a value corresponding to the maximum allowable stated in the Performance Guarantee, the Desalinated Water shall be sampled within one hour and analyzed using an approved analytical method for chlorides to determine the chloride concentration in the Desalinated Water.  Chloride concentration analysis shall be completed according to the testing procedures described in the Standard Methods for Examination of Water and Wastewater, latest edition.  The Contractor shall notify the Corporation by telephone within twelve (12) hours if analytical tests confirm that chloride levels exceed 250 mg/1 at any time and shall furnish copies of all analytical test results to the Corporation upon receipt.

CONFIDENTIAL

32.5
The Contractor shall prepare and deliver to the Corporation a monitoring and sampling protocol for review and comment prior to Substantial Completion, which shall be attached as Exhibit 1 hereto.  The monitoring and sampling protocol shall be based on the standards set forth in Section 8 of Part 2 (Performance Guarantees) of the Bidding and Contract Documents and shall include the point and frequency of sampling for each constituent to be monitored.  The Contractor shall furnish copies of water quality monitoring results to the Corporation with such frequency and such form as may be agreed upon.  The Contractor shall monitor and sample water in accordance with the monitoring and sampling protocol and shall furnish the Corporation with a summary of all analytical test results required during each invoice period on a monthly basis.  The Contractor shall also monitor Desalinated Water quality on a continuous basis by measuring conductivity with the Desalinated Water Quality Meter.  During the Desalinated Water Delivery Period (and prior to such period as is appropriate) the Corporation shall have the right to enter upon the Plant Site and take samples of and test the Desalinated Water for its compliance with the above mentioned Desalinated Water quality requirements, listed herein.  Certified accuracy apparatus for conducting such test shall be provided by the Contractor and be readily available to the Corporation at all times during the period of this Agreement.  However, any such sampling or testing shall not excuse the Contractor's compliance with this Agreement.

32.6
The Contractor shall have the calibration of the Water Tariff Meter, Corporation's Check Meter, and Desalinated Water Quality Meter checked on a scheduled basis by a manufacturer's certified factory representative in accordance with the manufacturer's specifications, guidelines or recommendations.  Each time the meter is checked or calibrated, the Contractor shall deliver to the Corporation a written certification, which shall include the date and time at which the meter was calibrated and the name, address, and telephone number for the manufacturer's representative who performed the calibration.  The Corporation shall have the right to inspect and verify that such calibrations have been performed.  The Corporation shall also have the right to collect samples and take measurements to confirm the accuracy of these devices, at the Corporation's expense upon reasonable notification to the Contractor.  However, any such sampling or testing by the Corporation shall not interfere with operation and maintenance of the Plant.  The Corporations sampling and testing shall not excuse Contractor's obligations to calibrate and adjust all the measuring devices as specified herein.

32.7
As and when requested by the Corporation, during the Desalinated Water Delivery Period, the Contractor shall, to the satisfaction of the Corporation and as witnessed by the authorized Corporation personnel, check the Plant Performance Guarantees contained in the Bid.

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

33.	THE CONTRACTOR'S OBLIGATIONS AT THE COMPLETION OF THE DESALINATED WATER DELIVERY PERIOD

33.1
The Contractor's obligations at the end of the Desalinated Water Delivery Period shall be as described in Clause 15 of this Agreement.  In addition, the Contractor will be responsible for rectifying environmental damage, if any, caused by the Contractor to the Plant Site during the Agreement Period as described in accordance with Clauses 21 and 22 of this Agreement.

34.	PLANT DESIGN FOR MINIMUM WATER TREATMENT CHEMICALS, FUEL OIL AND ELECTRIC POWER CONSUMPTIONS

34.1
The Contractor acknowledges and agrees that the Plant shall be designed and equipped for minimum water treatment chemicals consumption, the practical minimum fuel oil consumption, the practical minimum electrical power consumption and KVA Maximum Demand over its operating life.  All the above shall be consistent with a durable and highly efficient Plant.  The Plant shall at all times be operated in the most efficient manner to afford the lowest practical cost Desalinated Water to the satisfaction of the Corporation.

34.2
In the event that the Contractor identifies any opportunities for reduction of the Desalinated Water Sale Price per KIG through the application of new technology, plant modifications to improve efficiency, improved operating techniques or procedures, the Contractor and the Corporation shall share equally the cost savings which would result from the implementation of such improvements.

35.	CONSTRUCTION PROGRESS REPORTS

35.1
During the Construction Period the Contractor shall furnish to the Corporation, at four (4) week intervals, a Plant procurement and construction progress report, illustrated with suitable color photographs to the satisfaction of the Corporation.

36.	CAPITAL COST (VALUE) OF THE PLANT

36.1
The Contractor advises the Corporation that the capital cost (value) of the Plant completely constructed, equipped, outfitted, and tested for reliability and performance is * * * * *.  This capital cost shall be in respect of the price of Desalinated Water per KIG delivered to the Corporation and regarded as a fixed sum not subject to escalation.

This capital cost represents the financing, detail design, detail engineering, manufacture, delivery, construction, erection, bonding, insurances, commissioning, testing and labor through completion of the reliability and performance tests, interest during construction, and all other items relevant to the capital cost of the complete Plant through its completion.

CONFIDENTIAL

37.	CHANGE ORDERS

37.1
If prior to completion of construction of the Plant, but subsequent to signing this Agreement, either the Corporation or the Contractor seeks modifications or alterations to the Plant or the Specifications, such modifications or alternations and their effect on the capital cost of the plant and the length of the Construction Period, shall be first mutually agreed to in writing by the Contractor before their implementation.  The effect of such modifications and alterations on the Desalinated Water Sale Price per KIG delivered shall also be agreed in writing between the Corporation and the Contractor.

38.	LIQUIDATED DAMAGES

38.1
In the event that Satisfactory Desalinated Water is not delivered within the period guaranteed by the Contractor, as stated herein, then the Corporation shall be compensated by the Contractor, as per the requirements of Clause 10.1 herein.

39.	UPKEEP, LOSS AND DAMAGE

39.1
The Contractor shall be fully responsible for the upkeep and maintenance of all equipment and facilities which comprise the Plant including the ground storage tank.  Such upkeep and maintenance shall include maintaining all equipment in functional condition, maintaining the Plant's appearance and aesthetics, and maintaining compliance with all safety requirements.  The upkeep and maintenance shall include corrosion protection and repainting of painted areas and items on which the original painting has deteriorated.

39.2
If any loss or damage happens to the Work, or any part thereof, or materials or equipment for incorporation therein during the Construction Period and during the Desalinated Water Delivery Period for which the Contractor is responsible for the care thereof, the Contractor shall, at his own cost rectify such loss or damage such that the Plant conforms in every respect with that described in the Bid.  The Contractor shall also be liable for any loss or damage to the Work caused by it in the course of any operations carried out by it for the purpose of complying with its obligations.  Catastrophic Damage to the Plant shall be rectified as described in Clause 28.3.

40.	CONTRACTOR'S RESPONSIBILITY TO ITS SUPPLIERS AND SUBCONTRACTORS

40.1
In no way shall the Corporation be responsible for any acts and omissions of the Contractor's sub-contractors, suppliers and other persons and organization performing or furnishing any of the Work under direct or indirect contracts, arrangements or agreements with the Contractor.  Nothing in this Agreement shall constitute or create any contractual relationship between the Corporation and the Contractor's sub-contractors, suppliers and other persons and organizations performing any of the Work, nor shall it create any obligation on the part of the Corporation to pay, or to attend to the payment of any monies due such sub-contractor, supplier, or other person or organization.

CONFIDENTIAL

41.	STANDBY FEE

41.1
In the event that due to circumstances outside the control of the Corporation it becomes necessary for the Corporation to request cessation of operation of the Plant for an indefinite period, the Contractor shall whilst the period of such cessation of operation is valid, place the Plant on standby.  For such period, the Corporation shall pay to the Contractor for each day of standby, the Contractor's per diem fixed capital recovery and interest charge, and the Contractor's current per diem labor charge element and associated general & administrative charge element per KIG at the production rate in Imperial Gallons per day stated in Appendix A.  In the event that the Corporation notifies the Contractor that the period of Plant shutdown will be in excess of 30 days, the Contractor shall take cost reduction measures as it deems appropriate and the Corporation will reduce compensation to 55 percent of the subtotal of fixed costs, excluding fixed charges-capital repayment, as stated in Appendix A and escalated to the current rates per Appendix B.

The Corporation shall afford the Contractor at least 10 business days written notice of such request for cessation of operation.  If the period of cessation exceeds 90 days, operation of the Plant shall resume within five (5) days of the Corporation's written notice to resume operation.  In the case of production of the Total Desalinated Water Delivery Amount being the limiting factor for the duration of the Desalinated Water Delivery Period, the Total Desalinated Water Delivery Amount shall remain unchanged, and in the case of 20 years being the limiting factor for the duration of the Desalinated Water Delivery Period, the total duration of the periods of such cessation of operation shall be added to the 20 years.  In the event that the duration of this Agreement is extended as a result of the Plant being placed on standby, the Corporation shall pay the capital repayment element of the Desalinated Water Sale Price per KIG up to a maximum aggregate amount equal to twenty (20) times the capital repayment - annual cost as stated in Appendix A and adjusted in accordance with Appendix B.  Once this aggregate amount has been paid, the capital repayment element will be eliminated from the Desalinated Water Sale Price per KIG of Desalinated Water delivered.

The maximum allowed total of the periods of cessation of operation shall be one hundred eighty (180) days.

42.	DEFAULT AND TERMINATION

42.1
If either the Contractor or the Corporation is placed in provisional or final liquidation or under judicial management other than for purposes of a scheme of reconstruction or amalgamation, the other party shall be entitled without prejudice to any other rights or remedies available at law or in equity to terminate this Agreement.  This shall be achieved by giving notices in writing that this Agreement will be canceled unless such situation is remedied within 30 days.

CONFIDENTIAL

42.2
If either party defaults under this Agreement, then the non-defaulting party shall give the defaulting party written notice describing such default.  For all defaults the defaulting party shall be given 30 days from the receipt of such notice to cure such default.  However, if the default cannot be cured within 30 days, with the exercise of reasonable diligence, the non-defaulting party may grant a reasonable additional period of time in which to cure such default.  If the defaulting party fails to cure such default within the prescribed period, then, in addition to any other rights or remedies available at law or in equity, the non-defaulting party may consider the defaulting party in material breach of its obligations under this Agreement and immediately terminate the Agreement.

42.3
In the event that the Contractor is unable for reasons within its responsibilities under this Agreement, or unwilling, to deliver Satisfactory Desalinated Water to the Corporation for a period exceeding 60 consecutive days, then the Contractor shall be considered in default of its obligations under this Agreement (except only in the case of Force Majeure applying to the Contractor).

In addition, if the Contractor fails to meet the Guaranteed Water Quantity for 90 days total in any period of 183 consecutive days, the Contractor shall be considered in default of its obligations under this Agreement.

42.4
In the event that the Corporation terminates this Agreement as a result of the Contractor defaulting prior to Substantial Completion of the construction of the Plant, the Corporation may retain or draw upon all of the security provided in the Construction Performance Security, referred to herein, to offset damages the Corporation incurs or reasonably expects to incur as a result of the Contractor's default.

42.5
In the event the Corporation terminates this Agreement after Substantial Completion of construction of the Plant, i.e. during the Desalinated Water Delivery Period, as a result of the Contractor defaulting, the Corporation in addition to any other rights or remedies available at law, in equity or stipulated in this Agreement, may retain or draw upon all of the current Performance and Operations Security, referred to herein, and upon payment of then current Plant buyout purchase price described in Schedule C hereto at the time of termination along with any outstanding amounts due to the Contractor with regard to the Desalinated Water produced and delivered to the Corporation, and fuel, chemicals, materials, spare parts and specific spare items inventory less any amounts owed by the Contractor to the Corporation, may take title to the Plant and its assets including but not limited to stored Desalinated Water, fuel, chemicals, materials, spare parts and specific spare items inventory.

CONFIDENTIAL

42.6
In the event that this Agreement is terminated by the Contractor before Substantial Completion of the construction of the Plant due to the Corporation's default, or due to the order of the Government of The Bahamas the Contractor will be entitled to all expenses for the construction of the Plant arising before the date of termination, for all reasonable and unavoidable expenses incurred before and after the date of termination, and for any loss of profits on such expenses provided that such loss of profits can be proven.  The said expenses and loss of profits shall be duly proved and supported by documentation.  After payment of the above expenses and loss of profits by the Corporation to the Contractor, the Plant as it is constructed, materials and all interest in the site shall be transferred to the Corporation upon payment by the Corporation of one Bahamian dollar.

42.7
In the event that this Agreement is terminated by the Contractor after Substantial Completion of construction of the Plant (i.e. during the Desalinated Water Delivery Period) due to default by the Corporation, or due to order of the Government of The Bahamas, then the Contractor will be entitled to payment of then current Plant buyout purchase price described in Schedule C hereto at the time of termination along with any outstanding amounts due to the Contractor with regard to the desalinated water produced and delivered to the Corporation, and fuel, chemicals, materials, spare parts and specific spare items inventory less any amounts owed by the Contractor to the Corporation.

After payment of the above amount by the Corporation, the Plant as it is constructed and equipped and all other beneficial interests to the Corporation in the Plant and its Site, including movable and immovable property, shall be transferred to and become the sole property of the Corporation

42.8	The Contractor shall co-operate with the Corporation, in regard to the foregoing, as the Corporation exercises its rights under this Clause 42, by:

a.	providing to the Corporation all documentation necessary, relevant and appropriate;

b.	executing all documents necessary, relevant and appropriate to the transfer of title in the Plant to the Corporation;

c.	providing the Corporation with good and marketable title to the Plant free of all liens and encumbrances; and

d.	leaving the Plant in good operating condition.

43.	CONTRACTOR'S REPRESENTATIONS

43.1	In the context of this Agreement, the Contractor makes the following representations:

i.
The Contractor has familiarized itself with the full nature and extent of the documents pertaining to this Agreement, the work, the Site and all local conditions, laws and regulations that in any manner affects the cost, progress, performance and furnishing of the Work.

CONFIDENTIAL

ii.
The Contractor acknowledges that the Corporation has only afforded typical feedwater analysis, hydraulic, hydrogeological and geological data and information for the Island of New Providence, and that the Contractor will conduct his own specific Site investigation in these matters.  The finding, of the Contractor's investigations will determine the precise nature, sizing, complement and extent of the Plant as to be built and equipped by the Contractor, at the Contractor's expense and at no increase in capital cost or the Desalinated Water Sale Price per KIG and/or with no increase in the consumption rates or guarantee figures as stated on the Plant Performance Guarantees.  Specifically, the Contractor stipulates that all the equipment required to meet the Performance Guarantees given by the Contractor will be included with no increase in Plant capital cost or in the Desalinated Water Sale Price per KIG versus the amounts stated in Appendix A as adjusted by Appendix B.

iii.
The Contractor has given the Corporation notice of all conflicts, errors or discrepancies that it has discovered in the Bidding and Contract Documents, and the written resolution thereof by the Corporation is acceptable to the Contractor.

44.	CONTRACT DOCUMENTS

44.1	The Contract Documents (the "Contract Documents") which comprise the entire contract between the Corporation and the Contractor concerning the Work consist of the following:

1.	this Agreement.
2.	Appendix A - Contract Water Sale Price of Desalinated Water
3.	Appendix B - Annual Price Adjustment
4.	Appendix C - Plant Buyout Purchase Price Schedule
5.	Appendix D - Securities (as per Article 17 of this Agreement)
6.	Appendix E - Submittals During Construction
7.	Appendix F - The Specifications
8.	The Tender Documents and addenda (not attached)
9.	Letter of Acceptance and the Bid
10.	Correspondence between the Corporation and the Contractor prior to issue of the Letter of Acceptance, list as follows:

a.	Letter from Contractor to Corporation dated July 6, 2004
b.	Letter from Contractor to Corporation dated July 7, 2004
c.	Letter from Contractor to Hon. Minister of Works and Utilities dated October 1, 2004

CONFIDENTIAL

45.	ENTIRE AGREEMENT, BINDING EFFECT AND MODIFICATION

45.1
The Contract Documents shall be binding upon the parties and their respective successors and assigns and may be amended or modified only by further writing signed by both parties.  The Contract Documents set forth the entire agreement of the parties with respect to the subject matter hereof and supersede any prior agreements and understandings whether oral or written relating to the subject matter hereof.

46.	GOVERNING LAWS AND ARBITRATION

46.1	The Contract Documents and their implementation shall be construed under and governed by the laws of the Commonwealth of The Bahamas.

46.2	The settlement of disputes not amicably resolved between the Corporation and the Contractor shall be settled by the courts of the Commonwealth of The Bahamas.

47.	TRANSFER AND ASSIGNMENT

47.1
This Agreement may only be transferred or assigned if and when the present parties agree to the same in writing provided that the Corporation hereby consents to the immediate transfer by Consolidated Water Co. Ltd. of its rights and obligations under this Agreement, the Letter of Acceptance and the Bid to Waterfields Company Limited upon the execution hereof.

48.	NOTICE

48.1	Any written notice required or permitted under the terms of this Agreement shall be sent by certified or registered mail, by Facsimile, or email to the following addresses:

THE CORPORATION	THE CONTRACTOR

General Manager	The General Manager
Water and Sewerage Corporation	Waterfields Company Limited
87 Thompson Boulevard	Windsor Fields
P.O. Box N-3905	P.O. Box N-54030
Nassau, Bahamas	Nassau, New Providence, Bahamas
Facsimile No.: 242-322-5080	Facsimile No: 242-377-3459
Telephone No.: 242-302-5509	Telephone No: 242-377-3451

and

Consolidated Water Co. Ltd.
P. O. Box 1114GT
Grand Cayman, Cayman Islands
British West Indies
Facsimile No: 345-949-2957
Telephone No: 345-945-4277

CONFIDENTIAL

Or such other party address, facsimile number, or email address as the parties may designate from time to time by written notice to each other.  Notice shall be deemed received eight (8) business days following the date post-marked in the event of mailing, in the Bahamas, or upon the first business day following transmission by facsimile.

49.	SIGNATURES AND SEALS

In witness hereof the parties hereto have caused this Agreement to be executed the day and year first before witness in accordance with their respective laws.

THE COMMON SEAL of

WATERFIELDS COMPANY LIMITED

was hereunto affixed by:

/s/ Frederick W. McTaggart	(Signature)
Frederick W. McTaggart
Secretary and a Director of Waterfields Company Limited

in the presence of

/s/ Gerrard Pereira
(Witness) (Signature)

CONFIDENTIAL

THE COMMON SEAL of

CONSOLIDATED WATER CO. LTD.

was hereunto affixed by:

/s/ Frederick W. McTaggart	(Signature)
Frederick W. McTaggart
President, CEO and a Director of Consolidated Water Co. Ltd.

in the presence of

/s/ Gerrard Pereira
(Witness) (Signature)

THE COMMON SEAL of

WATER AND SEWERAGE CORPORATION

was hereunto affixed by:

/s/ Donald P. Demerite	(Signature)
Donald P. Demeritte

the Chairman
and

/s/ Robert P. Wells	(Signature)
Robert P. Wells

The Deputy Chairman of the said

WATER AND SEWERAGE CORPORATION

in the presence of

/s/ illegible	(Witness Signature)

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

APPENDIX A

TABLE 6-1A BID PRICE FOR DESALINATED WATER Guaranteed NRW Reduction Option
Plant Production Rate, IGPD	4,000,000	Availability Factor		1.0000
Annual Prod. kgal/yr	1,460,000	Annual Interest Rate		*****
Plant Capital Cost	*****	Number of Years		20
Production Costs (Annual) FIXED COSTS			Annual Cost	B$/kigal Total

Fixed Charges - Capital Repayment			*****	*****
General & Administrative (Note 1)			*****	*****
Operation & Maintenance Labor			*****	*****
Overhead & Profit on Labor			*****	*****
SUBTOTAL FIXED COSTS			*****	*****
Note 1: includes allowance for bonding and insurance
CONSUMABLES
	B$/US gal	US gal/klgal
Diesel Fuel	1.094	*****	*****	*****
Chemicals	B$/lb	lb/klgal
Flocon	*****	*****	*****	*****
Gaseous Chlorine	*****	*****	*****	*****
Caustic Soda	*****	*****	*****	*****
Calcite	*****	*****	*****	*****
Carbon Dioxide	*****	*****	*****	*****
Cleaning Chem (low & hi pH)	*****	*****	*****	*****
Spare Parts			*****	*****
Replacement Membranes			*****	*****
Cartridge Filters & Misc Consumables			*****	*****
Other			*****	*****
Subtotal Consumables-less Profit			*****	*****
Overhead & Profit on Consumables			*****	*****
SUBTOTAL CONSUMABLES			*****	*****
TOTAL BID PRICE:			*****	*****

CONFIDENTIAL

Portions of this document have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.
TABLE 6-1B BID PRICE FOR DESALINATED WATER Guaranteed NRW Reduction Option
Plant Production Rate, IGPD	5,000,000	Availability Factor		1.0000
Annual Prod. kgal/yr	1,825,000	Annual Interest Rate		*****
Plant Capital Cost	*****	Number of Years		20
Production Costs (Annual) FIXED COSTS			Annual Cost	B$/kigal Total

Fixed Charges - Capital Repayment			*****	*****
General & Administrative (Note 1)			*****	*****
Operation & Maintenance Labor			*****	*****
Overhead & Profit on Labor			*****	*****
SUSTOTAL FIXED COSTS			*****	*****
Note 1: includes allowance for bonding and insurance
CONSUMABLES
	B$/US gal	US gal/klgal
Diesel Fuel	1.094	*****	*****	*****
Chemicals	B$/lb	lb/klgal
Flocon	*****	*****	*****	*****
Gaseous Chlorine	*****	*****	*****	*****
Caustic Soda	*****	*****	*****	*****
Calcite	*****	*****	*****	*****
Carbon Dioxide	*****	*****	*****	*****
Cleaning Chem (low & hi pH)	*****	*****	*****	*****
Spare Parts			*****	*****
Replacement Membranes			*****	*****
Cartridge Filters & Misc Consumables			*****	*****
Other			*****	*****
Subtotal Consumables-less Profit			*****	*****
Overhead & Profit on Consumables			*****	*****
SUBTOTAL CONSUMABLES			*****	*****
TOTAL BID PRICE:			*****	*****

CONFIDENTIAL

Portions of this document have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.
TABLE 6-2A COMMERCIAL BID EVALUATION FORM Guaranteed NRW Reduction Option
Plant Production Rate, IGPD	4,000,000	Availability Factor		1.0000
Annual Prod. kgal/yr	1,460,000	Annual Interest Rate		*****
Plant Capital Cost	*****	Number of Years		20
Production Costs (Annual) FIXED COSTS			Annual Cost	B$/kigal Total

Fixed Charges - Capital Repayment			*****	*****
General & Administrative (Note 1)			*****	*****
Operation & Maintenance Labor			*****	*****
Overhead & Profit on Labor			*****	*****
SUSTOTAL FIXED COSTS			*****	*****
Note 1: includes allowance for bonding and insurance
CONSUMABLES	B$/US gal	US gal/klgal
Diesel Fuel	1.094	*****	*****	*****
Electricity	B$/kwh	kwh/klgal
Power Consumption	0.1285	*****	*****	*****
	B$/kVA/yr	Max. kVA
Demand Charge	123.96	*****	*****	*****
Chemicals	B$/lb	lb/klgal
Flocon	*****	*****	*****	*****
Gaseous Chlorine	*****	*****	*****	*****
Caustic Soda	*****	*****	*****	*****
Calcite	*****	*****	*****	*****
Carbon Dioxide	*****	*****	*****	*****
Cleaning Chem (low & hi pH)	*****	*****	*****	*****
Spare Parts			*****	*****
Replacement Membranes			*****	*****
Cartridge Filters & Misc Consumables			*****	*****
Other (Standby Diesel Generator Lube & Parts)			*****	*****
Subtotal Consumables-less Profit			*****	*****
Overhead & Profit on Consumables			*****	*****
SUBTOTAL CONSUMABLES			*****	*****
TOTAL BID PRICE:			*****	*****

CONFIDENTIAL

Portions of this document have been omitted pursuant to a request for confidential treatment. The omitted portions are marked ***** and have been filed separately with the Commission.
TABLE 6-2B COMMERCIAL BID EVALUATION FORM Guaranteed NRW Reduction Option
Plant Production Rate, IGPD	5,000,000	Availability Factor		1.0000
Annual Prod. kgal/yr	1,825,000	Annual Interest Rate		*****
Plant Capital Cost	*****	Number of Years		20
Production Costs (Annual) FIXED COSTS			Annual Cost	B$/kigal Total

Fixed Charges - Capital Repayment			*****	*****
General & Administrative (Note 1)			*****	*****
Operation & Maintenance Labor			*****	*****
Overhead & Profit on Labor			*****	*****
SUSTOTAL FIXED COSTS			*****	*****
Note 1: includes allowance for bonding and insurance
CONSUMABLES	B$/US gal	US gal/klgal
Diesel Fuel	1.094	*****	*****	*****
Electricity	B$/kwh	kwh/klgal
Power Consumption	0.1285	*****	*****	*****
	B$/kVA/yr	Max. kVA
Demand Charge	123.96	*****	*****	*****
Chemicals	B$/lb	lb/klgal
Flocon	*****	*****	*****	*****
Gaseous Chlorine	*****	*****	*****	*****
Caustic Soda	*****	*****	*****	*****
Calcite	*****	*****	*****	*****
Carbon Dioxide	*****	*****	*****	*****
Cleaning Chem (low & hi pH)	*****	*****	*****	*****
Spare Parts			*****	*****
Replacement Membranes			*****	*****
Cartridge Filters & Misc Consumables			*****	*****
Other (Standby Diesel Generator Lube & Parts)			*****	*****
Subtotal Consumables-less Profit			*****	*****
Overhead & Profit on Consumables			*****	*****
SUBTOTAL CONSUMABLES			*****	*****
TOTAL BID PRICE:			*****	*****

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

APPENDIX B

ANNUAL PRICE ADJUSTMENT
ESCALATION CALCULATION

Referring to the "Annual Price Adjustment" form attached:

Fixed Costs:

1.	The fixed charges including capital repayment and the associated interest shall remain fixed with no escalation throughout the term of this Agreement.

2.
General and administrative costs including insurance and bonding shall be escalated on the third anniversary of Substantial Completion and on every subsequent anniversary during the term of this Agreement, in accordance with the International Monetary Fund Consumer Price Index ("CPI") for The Bahamas. The original price contained in the Bid for general and administrative costs will be adjusted by the ratio of the current CPI to the CPI on the second anniversary of Substantial Completion.

3.
Operation & Maintenance Labor shall be escalated on the third anniversary of Substantial Completion and on every subsequent anniversary during the term of this Agreement, based on the International Monetary Fund Consumer Price Index for The Bahamas.  The original price contained in the Bid for operation & maintenance labor will be adjusted by the ratio of the current CPI to the CPI on the second anniversary of Substantial Completion.

4.	Overhead and profit on labor ("OHPL") shall be escalated by the Consumer Price Index ("CPI") for the Bahamas as described in 2 & 3 above.

Consumables:

5.
Fuel oil: The Contractor will be required to purchase fuel oil under long term contract.  The formula to be used in Appendix B for fuel oil price adjustment will be based on the terms of the current approved fuel oil supply contract.  Price adjustments will be made at intervals which are determined by the terms of the fuel oil supply contract and may occur on a more frequent basis than the annual escalation interval specified for other consumables.  Since the fuel oil supply contracts will be competitively bid at regular intervals, price variations due to escalation will be reflected in the prices contained in the Bid and the terms set out in the Contract Documents and no further escalation calculation is required.

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

6.
Chemical prices shall be escalated * * * * * during the term of this Agreement, based on the Industrial Chemical Index ("ICI") from the US Department of Commerce Producer Price Index.  The original price for chemicals contained in the Bid will be adjusted by the ratio of * * * * *.  Chemical prices shall also be adjusted to account for changes in the rate of stamp tax, if any, as applied to the escalated chemical prices multiplied by the current exchange rate of Bahamian Dollars to US Dollars at the prevailing rate of the Central Bank of The Bahamas 30 days prior to commencement of the new year of operations on the Desalinated Water Delivery Period annual anniversary date.

7.
The price for spare parts & equipment consumables shall include spare parts, replacement membranes, cartridge filters & miscellaneous consumables, etc.  The price for spare parts & equipment consumables shall be escalated * * * * * the term of this Agreement, based on the Construction Cost Index for Plant ("CCI") published by the US Department of Commerce.  The original price contained in the Bid for spare parts & equipment consumables will be adjusted by the ratio of * * * * *.  The spare parts & equipment consumables price shall also be adjusted to account for changes in the rate of stamp tax, if any, as applied to the escalated spare parts & equipment consumables prices multiplied by the prevailing exchange rate as described in 6 above.

8.
Overhead and profit on consumables shall be escalated on an annual basis.  Overhead and profit on consumables shall always remain at the same ratio to the subtotal of consumables less profit as the prices contained in the Bid.

CONFIDENTIAL

APPENDIX B

ANNUAL PRICE ADJUSTMENT

PRODUCTION COSTS (ANNUAL)	FORMULA FOR ADJUSTMENT	ADJUSTED CONTRACT PRICE ($/kigal)
FIXED COSTS
Fixed Charges - Capital Repayment	No annual adjustment required
General & Administrative	G&An=(CPIc/CPIs)*(G&Ao)
Operation & Maintenance Labor	O&MLn=(CPIc/CPIs)*(O&MLo)
Overhead & Profit on Labor	OHPLn=(CPIc/CPIs)*(OHPLo)
SUBTOTAL FIXED COSTS
CONSUMABLES

Fuel oil	In accordance with the terms of the approved fuel oil supply agreement pursuant to Clause 6.6.
Chemicals	CHEMn=(STc/STo)*(XRc)*(ICIc/ICIs)*(CHEMo)
Spare Parts & Equipment Consumables	SPCEn= (STc/STo)*(XRc)*(CCIc/CCIs)*(SPECo)
SUBTOTAL CONSUMABLES-LESS PROFIT
Overhead & Profit on Consumables	OHPCn=[(CHEMn+SPCEn)/(CHEMo+SPECo)]*(OHPCo)
SUBTOTAL CONSUMABLES
TOTAL PRICE FOR THE NEW CONTRACT YEAR

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.

Where:
G&A	= General & Administrative Costs
CPI	= International Monetary Fund Consumer Price Index for the Bahamas
O&ML	= O&M Labor Cost
OHPL	= Overhead & Profit on Labor
ST	= Stamp Tax (percent)(i.e. STo=7.0%=.07)
CHEM	= Chemical Cost per 1000 igal
XRc	= Current exchange rate $B/$US at time of annual escalation calculation
ICI	= Industrial Chemical Index - US Dept Commerce Producer Price Index
SPCE	= Spare Parts and Equipment Consumables Cost per 1000 igal
CCI	= Construction Cost Index for Plant - US Dept of Commerce
OHPC	= Overhead & Profit on Consumables
c	= tax rate or index on the last anniversary of Substantial Completion
o	= tax rate or price contained in the Bid
s	= index on the * * * * *
n	= index or price for the new operating year

CONFIDENTIAL

Portions of this document have been omitted
pursuant to a request for confidential treatment.  The
omitted portions are marked ***** and have been
filed separately with the Commission.
APPENDIX C

BUYOUT PURCHASE PRICE
END OF WATER DELIVERY PERIOD *:	BUYOUT PURCHASE PRICE
Year 1	* * * * *
Year 2	* * * * *
Year 3	* * * * *
Year 4	* * * * *
Year 5	* * * * *
Year 6	* * * * *
Year 7	* * * * *
Year 8	* * * * *
Year 9	* * * * *
Year 10	* * * * *
Year 11	* * * * *
Year 12	* * * * *
Year 13	* * * * *
Year 14	* * * * *
Year 15	* * * * *
Year 16	* * * * *
Year 17	* * * * *
Year 18	* * * * *
Year 19	* * * * *
Year 20	* * * * *

Formula used:

pv + CUMPRINC (rate,nper,pv,start_period,end_period,type)

where,

pv = Capital Cost

CUMPRINC = Excel function to return the cumulative principal paid on a loan between two periods rate = monthly interest rate = 1.000%
nper= total number of periods = 180

start_period = 1
end_period = end period = completed years times 12 months
type = 0, which means payment is at the end of each period

CONFIDENTIAL

APPENDIX D

SECURITIES

The following pages contain example security forms, as discussed in Clause 17.

CONFIDENTIAL

FORM OF OPERATIONS PERFORMANCE BANK GUARANTEE

To:
[name of Employer]

[address of Employer]

WHEREAS
[name and address of Contractor]

(hereinafter called "the Contractor") has undertaken, to execute

[name of Contract and brief description of Works]

(hereinafter called the "Contract");

AND WHEREAS it has been stipulated by you in the said Contract that the Contractor shall furnish you with a Bank Guarantee by a recognized bank for the sum specified herein as security for compliance with his obligation in accordance with the Contract;

AND WHEREAS we have agreed to give the Contractor such a Bank Guarantee;

NOW THEREFORE we hereby affirm that we are the Guarantor and responsible to you, on behalf of the Contract, up to a total of

[amount of Guarantee and
currency in which it is payable]

[in words], such sum being
payable in the circumstances described in the Contract and in accordance with the terms hereof, and we undertake to pay you, upon your first written demand and without cavil or argument, any sum or sums within the limits of _______________________ [amount of Guarantee] as aforesaid without your needing to prove or to show grounds or reasons for your demand for the sum specified herein.

We hereby waive the necessity of your demanding the said debt from the Contractor before presenting us with the demand.

CONFIDENTIAL

We further agree that no change or addition to or other modification of the terms of the Contract or of the work to be performed thereunder or of any of the Contract documents which may be made between you and the Contractor shall in any way release us from any liability under this Guarantee, and we hereby waive notice of any such change, addition or modification.

The guarantee shall be valid until [

SIGNATURE AND SEAL OF THE GUARANTOR

NAME OF THE BANK

CONFIDENTIAL

FORM OF CONSTRUCTION PERFORMANCE BOND

BOND NO.	DATE BOND EXECUTED
By this Bond we
[name and address of Contractor]

as Principal (hereinafter called "the Contractor") and
[name, legal title and address of surety, bond company or insurance company]

as Surety (hereinafter called "the Surety"), are held and firmly bound unto THE WATER AND
SEWERAGE CORPORATION as Obligee (hereinafter called "the Employer")
in the amount of		[Amount of Bond]
[in words], for the payment of which sum well and truly to be made in accordance with the provisions of the Contract (as defined hereafter) and the terms hereof , the Contractor and the Surety Bind themselves, their heirs, executors, administrators, successors and assigns, jointly and severally, firmly by these presents.

WHEREAS the Contractor has entered into a written Agreement
with the Employer dated	day of
2005 for	[name of Contract] in accordance with the documents, plans,
specifications and amendments referred to therein, which to the extent herein provided for, are by reference made part hereof and are referred to hereinafter to as the "Contract".
1.
An amount is to be inserted by the Surety in the amount specified in clause 17 of the Contract, and denominated either in the currency(ies) of the Contract or in a freely convertible currency acceptable to the Employer.

 NOW, THEREFORE, the condition of this obligation is such that, if the Contractor shall promptly and faithfully perform the said Contract (including any amendments thereto) then this obligation shall be null and void; otherwise it shall remain in full force and effect.  Whenever the Contractor is declared by the Employer to be, in material default under the Contract, the Surety shall promptly:

(1)	complete the Contract in accordance with its terms and conditions; or

(2)
obtain a bid or bids from qualified Bidders for submission to the Employer for completing the Contract in accordance with its terms and conditions, upon determination by the Employer and the Surety of the lowest responsive bidder, arrange for the contract between such Bidder and Employer and make available as work progresses (even though there should be a default or a succession of defaults under the contract or contracts of completion arranged under this paragraph) sufficient funds to pay the cost of completion; but not exceeding, including other costs and damages for which the Surety may be liable hereunder, the amount set forth in the first paragraph hereof; or

(3)	pay the Employer the amount required by the Employer to complete the Contract in accordance with its terms and conditions up to a total not exceeding the amount of this Bond.

CONFIDENTIAL

The Surety shall not be liable for a greater sum than the specified amount of this Bond.

The Surety hereby waives the necessity of the Employer demanding the said debt from the Contractor before presenting the Surety with the demand.

The Surety further agrees that no change or addition to or other modification of the terms of the Contact or of the work to be performed thereunder or of any of the Contract documents which may be made between the Employer and the Contractor shall in any way release the Surety from any liability under this guarantee, and the Surety hereby waives notice of any such change, addition or modification.

Any suit under this Bond must be instituted before the expiration of one year from the date of Substantial Completion.

No right of action shall accrue on this Bond to or for the use of any person or corporation other than the Employer named herein or the heirs, executors, administrators, successors and assigns of the Employer.

In witness whereof, the Contractor and the Surety have caused these presents to be sealed with their respective corporate seals.

On behalf of
(Contractor - Corporation)

By

In the capacity of

In the presence of

Signed on

On behalf of
(Guarantee/Sureties)

By

In the capacity of

In the presence of

CONFIDENTIAL

FORM OF CONSTRUCTION PERFORMANCE BANK GUARANTEE

To:
[name of Employer]

[address of Employer]

WHEREAS
[name and address of Contractor]

(hereinafter called "the Contractor") has undertaken, in pursuance of Contract No. __________________
to execute	[description of Contract and brief
description of Works]

(hereinafter called the "Contract");

AND WHEREAS it has been stipulated by you in the said Contract that the Contractor shall furnish you with a Bank Guarantee by a recognized bank for the sum specified herein as security for compliance with his obligation in accordance with the Contract;

AND WHEREAS we have agreed to give the Contractor such a Bank Guarantee;

NOW THEREFORE we hereby affirm that we are the Guarantor and responsible to you, on behalf of the Contract, up to a total of

[amount of Guarantee]

[in words], such sum being
payable in accordance with the provisions of the Contract (as defined hereafter) and the terms hereof, and we undertake to pay you, upon your first written demand and without cavil or argument, any sum or sums within the limits of  [amount of Guarantee] as aforesaid without your needing to prove or to show grounds or reasons for your demand for the sum specified herein.

We hereby waive the necessity of your demanding the said debt from the Contractor before presenting us with the demand.

We further agree that no change or addition to or other modification of the terms of the Contract or of the works to be performed thereunder or of any of the contract documents which may be made between you and the Contractor shall in any way release us from any liability under this Guarantee, and we hereby waive notice of any such change, addition or modification.

The guarantee shall be valid until the date of issue by [ ] of Substantial Completion.

SIGNATURE AND SEAL OF THE GUARANTOR

NAME OF BANK

CONFIDENTIAL

APPENDIX E

SUBMITTALS DURING CONSTRUCTION

As a minimum, the following submittals shall be made during construction of the Plant:

ENVIRONMENTAL IMPACT STATEMENT

WELL PUMPS

FEEDWATER AND EFFLUENT BOREHOLES

FIRST PASS RO SYSTEM

HIGH PRESSURE FEED PUMPS AND DRIVERS- FIRST PASS

ENERGY RECOVERY DEVICES

SECOND PASS RO SYSTEM

HIGH PRESSURE FEED PUMPS AND DRIVERS- SECOND PASS

PRODUCT TRANSFER PUMPS

PRODUCT STORAGE TANK

PRODUCT WATER DEGASIFIER

DOSING SYSTEMS

MEDIA FILTERS

CARTRIDGE FILTERS

DIESEL GENERATOR (INCLUDING VOLTAGE DROP CALCULATION)

FLOW AND CONDUCTIVITY METERS (REVENUE METERS)

PLC

BUILDING(S)

RO BUILDING CRANE(S)

AIR CONDITIONING

PIPING MATERIALS

CONFIDENTIAL

APPENDIX F

SPECIFICATIONS

The following pages contain the Diesel Drive Bid Documents dated 21st April, 2005.

CONFIDENTIAL

WATER AND SEWERAGE CORPORATION
NASSAU, BAHAMAS

PROVISION OF DESALINATED WATER
FROM
BLUE HILLS SEAWATER REVERSE OSMOSIS PLANT

WATERFIELDS COMPANY LIMITED,
DIESEL DRIVE BID

Table of Contents

Note:      Underlined text used for divider tab labels.

i.	Form of Bid (Section 4)	x.	Diesel Fuel Oil Price Commitment
ii.	Accounting for Bid Prices of Desalinated	xi.	Summary of Fuel and Power
	Water Delivered (Section 6)		Consumptions (Table 10-3)
	a.Tables 6-1(A and B), Bid Price for	xii.	Plant Mass Balances
	Desalinated Water	xiii.	Piping & Instrumentation Diagrams (P&IDs)
	b.Table 6-2(A and B), Commercial Bid	xiv.	RO Membranes
	Evaluation Form	xv.	Plant Layout Drawings
iii.	Plant Capital Cost Tables 7-1(A and B)	xvi.	Building Layout Drawings
iv.	Performance Guarantees (Section 8)	xvii.	Major Sub-Contractors
v.	Estimated Performance Data (Section 9)	xviii	Organization Chart (construction)
vi.	Technical Data Sheets (Section 10)	xix.	Organization Chart (delivery)
	a.Table 10-1 General Technical Data	xx.	Project Financing
	b.Table 10-2 Building Size	xxi.	Plant Buyout Schedule
	c.Estimated Fuel and Power Consumption	xxii.	Supplemental Information
vii.	Bid Security		a. Clarification
viii.	Joint Venture Documents		b. Work Exchanger Experience
ix.	Form of Agreement for Desalinated Water Supply

CONSOLIDATED WATER
Waterfields Company Limited

CONFIDENTIAL